EXHIBIT 10.20

LEASE

SORRENTO WATERIDGE PARTNERS, L.P.,

a California limited partnership

Landlord

AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.,

a Maryland corporation

Tenant

TABLE OF CONTENTS

ARTICLE I TERM OF LEASE
1.1	Initial Term
1.2	Infogate Contingency.
1.3	Early Occupancy.
1.2	Option to Extend

ARTICLE II PREMISES; CONDITION
2.1	Condition Upon Delivery
2.2	Condition of Premises
2.3	Square Foot Verification
2.4	Expansion Option

ARTICLE III RENT
3.1	Base Rent
3.2	Base Rent During Option Term
3.3	Additional Rent
3.4	Delinquent Rental Payments

ARTICLE IV USE OF DEMISED PREMISES
4.1	Permitted Use
4.2	Preservation of Demised Premises
4.3	Hazardous Substances

ARTICLE V UTILITIES AND SERVICES
5.1	Standard Tenant Services
5.2	Overstandard Tenant Use
5.3	Interruption of Use
5.4	Additional Services
5.5	Utility Deregulation
5.5.1	Landlord Controls Selection
5.5.2	Tenant Shall Give Landlord Access
5.6	Interruption of Utilities

ARTICLE VI OPERATING EXPENSES
6.1	Payment of Operating Expenses
6.2	Definition of Operating Expenses
6.3	Definition of Real Property Taxes and Assessments
6.4	Payment of Operating Expenses; Estimate Statement
6.5	Actual Statement
6.6	No Release
6.7	Tenant’s Percentage
6.8	Inspection of Operating Expenses

ARTICLE VII INSURANCE
7.1	Tenant’s Insurance

i

7.2	Landlord’s Insurance
7.3	Form of Policies
7.4	Waiver of Subrogation
7.5	Blanket Insurance Coverage
7.6	Indemnification and Waiver

ARTICLE VIII ROOF RIGHTS

ARTICLE IX REPAIRS
9.1	Landlord’s Repair Obligations
9.2	Tenant’s Repair Obligations
9.3	Prohibition Against Waste

ARTICLE X COMPLIANCE WITH APPLICABLE LAWS AND RESTRICTIONS
10.1	Compliance with Applicable Laws and Restrictions
10.2	Tenant’s Right to Contest Laws and Ordinances

ARTICLE XI MECHANIC’S LIENS AND OTHER LIENS
11.1	Mechanic’s Liens
11.2	Landlord’s Indemnification
11.3	Removal of Liens
11.4	Equipment and Trade Fixtures

ARTICLE XII DEFAULTS OF TENANT
12.1	Events of Default
12.2	Landlord’s Remedies
12.3	Right to Collect Rent as Due
12.4	New Lease Following Termination
12.5	Cumulative Rights; No Waiver
12.6	Surrender of Demised Premises
12.7	Interest on Unpaid Amounts

ARTICLE XIII DESTRUCTION AND RESTORATION
13.1	Repair of Damage to Demised Premises by Landlord
13.2	Landlord’s Option to Repair
13.3	Landlord’s or Tenant’s Option to Terminate
13.4	Waiver of Statutory Provisions
13.5	Damage Near End of Term

ARTICLE XIV CONDEMNATION
14.1	Condemnation of Entire Demised Premises
14.2	Partial Condemnation/Termination of Lease
14.3	Partial Condemnation/Continuation of Lease
14.4	Continuance of Obligations
14.5	Adjustment of Rent

ARTICLE XV ASSIGNMENT, SUBLETTING, ETC.
15.1	Restriction on Transfer
15.2	Transfer to Affiliates; Sale or Merger
15.3	Restriction Against Further Assignment
15.4	Transfer Premium
	15.4.1	Definition of Transfer Premium
	15.4.2	Payment of Transfer Premiums
	15.4.3	Calculations of Rent
15.5	Landlord’s Recapture Option
15.6	Tenant’s Failure to Comply

ARTICLE XVI SUBORDINATION, NONDISTURBANCE, NOTICE TO MORTGAGEE AND ATTORNMENT
16.1	Subordination by Tenant
16.2	Landlord’s Default
16.3	Attornment

ARTICLE XVII SIGNS
17.1	General
17.2	Tenant’s Exterior Signage Rights
17.3	Tenant’s Interior Signage Rights

ARTICLE XVIII FINANCIAL STATEMENTS OF TENANT

ARTICLE XIX CHANGES AND ALTERATIONS
	(a)	Permits
	(b)	Compliance with Plans and Specifications
	(c)	Value Maintained
	(d)	Compliance with Laws
	(e)	Property of Landlord
	(f)	Removal of Improvements
	(g)	Reasonable Consent
	(h)	Notice to Landlord

ARTICLE XX ATTORNEYS’ FEES

ARTICLE XXI BROKERS

ARTICLE XXII SECURITY DEPOSIT

ARTICLE XXIII TENANT PARKING

ARTICLE XXIV [INTENTIONALLY DELETED]

ARTICLE XXV MISCELLANEOUS PROVISIONS
25.1	Entry by Landlord

25.2	Exhibition of Demised Premises
25.3	Workout Facility
25.4	Notices
25.5	Quiet Enjoyment
25.6	Landlord’s Continuing Obligations
25.7	Estoppel
25.8	Delivery of Corporate Documents
25.9	Intentionally Omitted
25.10	Severability
25.11	Successors and Assigns
25.12	Captions
25.13	Relationship of Parties
25.14	Entire Agreement
25.15	No Merger
25.16	Possession and Use
25.17	Surrender of Demised Premises
25.18	Holding Over
25.19	Survival
25.20	Applicable Law
25.21	Counterparts

EXHIBITS

Exhibit “A”	-	Legal Description of Land
Exhibit “B”	-	Site Plan
Exhibit “C”	-	Proposed Space Plan
Exhibit “D”	-	Intentionally Omitted
Exhibit “E”	-	Tenant’s Signage Plans

LEASE

THIS LEASE (“Lease”) is made this           day of November, 2001, by and between SORRENTO WATERIDGE PARTNERS, L.P., a California limited partnership (“Landlord”), and AMERICAN RESIDENTIAL INVESTMENT TRUST, INC., a Maryland corporation (“Tenant”).

WITNESSETH:

“Land” means that certain real property located at the southeast corner of Lusk Boulevard and Wateridge Vista Drive, in San Diego, California, consisting of approximately 9.455 acres, and more particularly described in Exhibit ”A” attached hereto and made a part hereof.

“Project” means that certain project known as Wateridge Technology Center, with Project includes the Land and the buildings, improvements and facilities located on the Land from time to time, including, without limitation, the Buildings described below.

“Business Park” means Wateridge Business Park, of which the Project is a part.

“Buildings” mean, collectively, the “Northern Building” and the “Southern Building” as defined below.

“Northern Building” means that certain two-story office building containing approximately 64,148 “rentable square feet,” as generally depicted on the site plan attached hereto as Exhibit ”B” (“Site Plan”).

“Southern Building” means that certain two-story office building containing approximately 64,148 rentable square feet, as more particularly depicted on the Site Plan.  As more particularly provided below, the Demised Premises will be located in the Southern Building.

“usable area” or “usable square footage” means the usable area as determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996 (the “BOMA” Standard).

“rentable area” or “rentable square footage” means the rentable area measured in accordance with the BOMA Standard.  The rentable square footage of the Demised Premises shall be calculated pursuant to BOMA Standards.

“Project Common Areas” mean those portions of the Project not leased or designated for lease to tenants that are provided for use in common by Landlord, Tenant and other tenants of the Project (or by the sublessees, agents, employees, customers, invitees, or licensees of any such party), whether or not those areas are open to the general public.  Project Common Areas include, without limitation, the Workout Facility described in Section 25.3 below, any fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any city sidewalks adjacent to the Project, any pedestrian walkway system, or other facilities located on the Project and open to the general public.

“Building Common Areas” mean the common areas other than the Project Common Areas appurtenant to the Southern Building including, without limitation, the (i) common entrances, lobbies, restrooms (whether on multi-tenant or single-tenant floors), elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways or serviceways thereto to the extent not exclusively serving another tenant or contained within another tenant’s premises; and the common pipes, conduits, wires and appurtenant equipment serving the Demised Premises, and (ii) the parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Southern Building.

“Common Areas” mean, collectively, the Building Common Areas and Project Common Areas.

“Base Year” means the calendar year 2002.

“Demised Premises” means approximately 23,985 rentable square feet, plus Tenant’s non-exclusive rights to use the Common Areas, as more particularly provided below.  The Demised Premises are located on the second floor of the Southern Building.

“Space Plan” means that certain Space Plan and Specifications Sheet for the Demised Premises prepared by Smith Consulting Architects and dated August 12, 1999, a copy of which is attached hereto as Exhibit ”C.”  Landlord and Tenant have heretofore mutually approved the Space Plan.

“Improvements” mean the improvements which have been or will be constructed by Landlord pursuant to this Lease, including the Southern Building and the Demised Premises, as such terms are defined below.

Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed under this Lease, hereby leases, rents, lets and demises to Tenant, and upon and subject to the conditions and limitations expressed in this Lease, Tenant takes and hires from Landlord, the Demised Premises.

ARTICLE I

TERM OF LEASE

1.1                                 Initial Term.  This Lease shall be effective and binding upon the parties hereto upon mutual execution hereof (the “Effective Date”).  The term of this Lease (the “Initial Term”) shall commence on the date (“Commencement Date”) upon which Landlord delivers possession of the Demised Premises to Tenant, but which shall be no sooner than December 1, 2001, and shall terminate on December 9, 2005, subject to extension pursuant to Section 1.2, below.  Notwithstanding any provision of this Lease to the contrary, if for any reason Landlord cannot deliver possession of the Demised Premises to Tenant by December 15, 2001, Tenant may terminate this Lease at Tenant’s election upon written notice to Landlord.  Landlord shall be deemed to have delivered possession of the Demised Premises to Tenant when Tenant is able to occupy the Premises, free of any occupancy or right of occupancy by the existing tenant occupying the Demised Premises, Infogate, Inc. (“Infogate”), regardless of whether the Demising Wall (as defined below) or any improvements Tenant desires to construct in or to the Demised Premises have been completed, including, without limitation, the Demising Wall described in Section 2.1 of this Lease.

1.2                                 Infogate Contingency.  The parties acknowledge and agree that the effectiveness of this Lease is contingent upon the execution of an amendment (“Amendment”) to that certain lease between Entrypoint, Inc., predecessor in interest to Infogate, Inc. (“Infogate”), and Landlord dated September 1999 (“Infogate Lease”) and the execution of an agreement between Tenant and Infogate (“Infogate Agreement”).  Notwithstanding anything herein, if the Amendment and the Infogate Agreement are not fully executed by November 30, 2001, Tenant may terminate this Lease at Tenant’s election upon written notice to Landlord.

1.3                                 Early Occupancy.  Subject to the terms set forth herein, Tenant may arrange with Infogate, and Landlord shall allow, Tenant and Tenant’s agents, employees and contractors access to the Building prior to the Commencement Date, so that Tenant may move and install its furniture, trade fixtures, data and telecommunications wiring and equipment and other business equipment in to the Demised Premises (but not to commence business operations at the Demised Premises).  Tenant acknowledges that Section 20.3 below shall apply with respect to any and all claims which may arise as a result of the entry by Tenant, its agents, employees and contractors on the Demised Premises in accordance with this Section 1.3.  Tenant’s responsibilities under Section 7.1 of this Lease shall commence upon such early occupancy as opposed to the Commencement Date.

1.4                                 Option to Extend.  Tenant shall have one (1) option to extend (the “Extension Options”) the Initial Term for a five (5) year period (the foregoing option term shall be referred to hereinafter sometimes as the “Option Term”), by delivering a binding written notice of exercise to Landlord (“Extension Notice”), so that Landlord receives the Extension Notice with respect to the Option Term at least one hundred eighty (180) days prior to the end of the Initial Term.  Tenant may exercise the Extension Option only if this Lease is in full force and effect and there is no Event of Default which remains uncured beyond the applicable cure period at the time of exercise of the right of renewal or at the time of the commencement of the Option Term, but Landlord shall have the right at its sole discretion to waive the non-default conditions herein.  The Initial Term, together with any Option Term, are referred to in this Lease as the “Term.”

ARTICLE II

DEMISED PREMISES; CONDITION

2.1                                 Demising Wall.  Landlord shall, as expeditiously as reasonably possible, but in any event by December 31, 2001, construct, in a good and workmanlike manner, a demising wall for demising the Demised Premises from the Infogate Premises (the “Demising Wall”).  Such Demising Wall shall be constructed in conformance with plans prepared by Landlord, subject to the mutual approval of Tenant, such approval not to be unreasonably withheld or delayed, and shall be in compliance with all then applicable building laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments with jurisdictional authority over the development of the Land and the construction of the Improvements, including, but not limited to, rules and regulations of the Board of Fire Underwriters and requirements under the Americans With Disabilities Act and Title 24 (the “Applicable Land Use Laws and Restrictions”).  Notwithstanding Section 9.1 of this Lease or anything herein to the contrary, if Landlord has failed to complete the Demising Wall by December 31, 2001, Tenant shall have the right, but not the obligation, as its sole and exclusive remedy, to incur any expense reasonably necessary to construct and/or complete the Demising Wall and deduct such expense from the Rent or other charges next becoming due.

2.2                                 Condition of Demised Premises.  Landlord shall deliver the Demised Premises in the condition in which they are as of the date of this Lease, subject to the construction of the Demising Wall described above, which may or may not be complete as of the Commencement Date.  Other than the Demising Wall described above, Tenant shall be responsible for the construction of all tenant improvements.  Tenant’s Space Plan is attached hereto as Exhibit ”C.”  Landlord warrants that the Demised Premises (as of the Commencement Date) have been constructed in a good and workmanlike manner.  Landlord further warrants that the structural, interior and exterior portions of the Demised Premises, the roof, the plumbing, electrical, gas, the HVAC and other utilities servicing the Demised Premises are in good working condition and order on the date of this Lease and are in compliance with all existing laws, codes, regulations and ordinances of any governmental authorities.  Tenant shall have a period of thirty (30) days from the Commencement Date to provide Landlord with a list of any aspects in which the Demised Premises do not meet these standards of condition.  Landlord shall be obligated within a reasonable amount of time (not to exceed thirty (30) days, or the time reasonably needed to cure) to cure such Punchlist Items.

2.3                                 Square Foot Verification.  Landlord and Tenant hereby acknowledge and agree that this Lease has been executed based on the assumption that the Demised Premises consist of twenty-three thousand nine hundred eighty-five (23,985) rentable square feet.  All such references to rentable square footage regarding the Demised Premises and the Buildings are based upon the Building Owners and Managers Association (“BOMA”) standard method of measurement.  Within ten (10) days after the construction of the Demising Wall, Landlord shall, at Landlord’s sole cost and expense, have the measurement of the Demised Premises verified by a licensed architect, using BOMA standard method of measurement, and, in the event that the rentable square footage or usable square footage of the Buildings or Demised Premises are different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, Base Rent, Tenant’s Percentage and parking rights) shall be modified in accordance with such determination.  Such measurement shall occur promptly following the completion of the construction of the Demising Wall, and promptly thereafter Landlord and Tenant shall execute an amendment to this Lease confirming the changed amounts of square footage, Base Rent, Security Deposit, Tenant’s Percentage and Tenant’s parking rights to the extent necessary.

2.4                                 Expansion Option.  Tenant shall have the right to expand into and lease the Infogate Premises, upon at least one hundred thirty (130) days’ prior written notice to Landlord (“Expansion Notice”); provided, however, in no event shall Tenant have the right to commence occupying the Infogate Premises prior to September 1, 2002.  Landlord shall deliver the Infogate Premises to Tenant in a vacant, broom-clean condition, and thereupon, the Demised Premises, as so expanded, shall consist of approximately thirty-two thousand seventy-four (32,074) rentable square feet.  Within thirty (30) days after receipt of the Expansion Notice, Landlord shall prepare an amendment to this Lease to include the Infogate Premises as part of the Demised Premises, and the rentable square feet, Base Rent (based upon the same Base Rent per square foot then payable under the Infogate Lease, subject to increases as set forth herein), Tenant’s Percentage and Tenant’s parking rights shall be increased appropriately to reflect the Infogate Premises.  Landlord shall be responsible for causing Infogate to vacate the Infogate Premises within the one hundred thirty (130) day period set forth herein.

ARTICLE III

RENT

3.1                                 Base Rent.  In consideration of the lease of the Demised Premises evidenced by this Lease, Tenant covenants to pay Landlord, without previous demand therefor and without any right of set-off or deduction whatsoever except as expressly provided in this Lease, at the office of Landlord at:

Sorrento Wateridge Partners, L.P.
c/o The Allen Group
6005 Hidden Valley Road, Suite 150
Carlsbad, California 92009
Attention:  Accounts Payable

or at such other place as Landlord may from time to time designate in writing, a rental for the Initial Term of this Lease as hereinafter set forth, payable monthly, in advance, in equal installments as hereinafter set forth, with the first payment due on the Commencement Date (the “Rent Commencement Date”), and continuing on the first day of each month thereafter for the succeeding months during the balance of the Term base rent (“Base Rent”) as provided hereinbelow.

Initial Base Rent payable hereunder shall equal $1.55 per rentable square foot of the Demised Premises.  Commencing with the 13th month of the Term and every 12 months thereafter, the then applicable Base Rent shall be increased by a factor of three percent (3%).

In the event the Commencement Date or the commencement of Tenant’s obligation to pay Base Rent pursuant to clauses (ii) and/or (iii) above occurs on other than the first (1st) day of a month, the amount of the first and last monthly payment of Base Rent shall be apportioned to account for the fact that the last month of the Initial Term shall be less than a full calendar month.

3.2                                 Base Rent During Option Term.  The initial Base Rent during the Option Term (“Option Term Base Rent”) shall be an amount equal to the greater of (i) the then fair market rental value of the Demised Premises (“Fair Market Rental Value”), as stated on a monthly basis and determined pursuant to this Section 3.2, or (ii) 103% of the Base Rent during the last month of the Initial Term.  The initial Option Term Base Rent payable during the Option Term shall thereafter be increased as of the first day of the 13th month of the Option Term and every 12 months thereafter during the Option Term (i.e., as of the first day of the second, third, fourth and fifth years of the Option Term) by factor of three percent (3%).  Upon receipt by Landlord of Tenant’s Extension Notice under Section 1.2, above, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Option Term Base Rent which shall become effective as of the first day of the Option Term (“Option Term Commencement Date”).  If Landlord and Tenant have not agreed upon the Option Term Base Rent within thirty (30) days after the delivery of Tenant’s Extension Notice, the Option Term Base Rent shall be determined as follows:

(a)                                  Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than thirty-five (35) days after delivery of Tenant’s Extension Notice.  If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than five (5) days after the deadline for selecting a single appraiser.  Landlord and Tenant shall each give written notice to the other as to the name of the appraiser it has selected, as soon as the selection is made.  Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser.  All appraisers shall be independent from, and disinterested in, both Landlord and Tenant.

(b)                                 The only task which the appraiser(s) shall perform shall be forming and reporting to Landlord and Tenant an opinion of the Fair Market Rental Value of the Demised Premises for use in determining the Option Term Base Rent.

(c)                                  If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the Fair Market Rental Value of the Demised Premises.  If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the Fair Market Rental Value of the Demised Premises.

(d)                                 Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of any single or third appraiser, if applicable.  All appraisers so designated herein shall have at least five (5) years’ experience in the appraisal of commercial properties similar to the Demised Premises in San Diego County, California and shall be members of professional organizations such as MAI or its equivalent.

(e)                                  For the purpose of such appraisal and this subsection (d), the term “Fair Market Rental Value” shall mean the price that a ready and willing single tenant would pay, as of the Option Term Commencement Date, as annual rent to a ready and willing landlord of a Comparable Property on the terms of this Lease, if such Comparable Property were exposed for lease on the open market for a reasonable period of time.  As used in this Lease, a “Comparable Property” or “Comparable Properties” shall mean two-story concrete tilt-up office buildings located in the Sorrento Mesa area of the City of San Diego, California (the “Market Area”), of comparable quality to the Buildings, with improvements similar in age and character to the Demised Premises, which has been improved with the tenant improvements comparable to those constructed in the Demised Premises; provided, however, that the appraisal shall disregard the value of Tenant’s and any other improvements paid for by Tenant.  The appraiser shall give appropriate consideration to all relevant factors, including, without limitation, (i) rental concessions and tenant improvement allowances generally being offered by landlords of comparable properties, (ii) the age of the Improvements, (iii) rental market conditions then in existence, (iv) whether Landlord will or will not be required to pay a real estate brokerage commission in connection with Tenant’s exercise of the Extension Option, and (v) the fact that the Tenant will be accepting the Demised Premises in an “As-Is” condition.

(f)                                    If a single appraiser is chosen, then such appraiser shall determine the Fair Market Rental Value of the Demised Premises.  Otherwise, the Fair Market Rental Value of the Demised Premises shall be the arithmetic average of the two (2) appraisals which are closest in amount, and the third appraisal shall be disregarded.

(g)                                 Landlord and Tenant shall instruct the appraiser(s), in writing, to complete their written determination of the Fair Market Rental Value not later than thirty (30) days after their selection.  If the Fair Market Rental Value has not been determined by such date, then the Fair Market Rental Value shall be determined thereafter, and if it has not been determined by the Option Term Commencement Date, then Tenant shall continue to pay Landlord monthly installments of Annual Rent in the amount applicable to the Demised Premises immediately prior to the Option Term Commencement Date until the Fair Market Rental Value is determined.  When the Fair Market Rental Value of the Demised Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the monthly installments of Base Rent actually paid by Tenant to Landlord subsequent to the Option Term Commencement Date and the new monthly installments of Base Rent which are determined to have been actually owing during such period in accordance with this Section 3.2.

3.3                                 Additional Rent.  Any amounts referred to in this Lease as additional rent are referred to collectively as “Additional Rent.”  “Rent,” as used herein, means all Base Rent and Additional Rent.

3.4                                 Delinquent Rental Payments.  All payments of Base Rent and Additional Rent shall be payable without previous demand therefor and without any right of set-off or deduction whatsoever (except as expressly provided in this Lease), and in case of nonpayment of any item of Additional Rent by Tenant when the same is due (subject to any applicable notice and cure period), Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease or by law in the case of nonpayment of Base Rent.  The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant’s sole cost and expense.  Any installment of Base Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid within five (5) days after they are due shall, (i) be subject to a late charge of five percent (5%) of the amount due and not timely paid, and (ii) bear interest from and after the sixth (6th) day after such payment was due at the lesser of (A) the default rate of interest under Landlord’s most senior debt obligation encumbering the Demised Premises, or (B) an annual rate of twelve percent (12%) per annum, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant.  Said rate of interest is sometimes hereinafter referred to as the “Maximum Rate of Interest.”  Notwithstanding the foregoing provisions of this Section 3.4, if any mortgagee under any mortgage, beneficiary under any deed of trust, or ground lessor under any ground lease, which encumbers the Land (a “Lender”), imposes fees, charges, penalties or interest on Landlord for late payments under such instrument which fees, charges, penalties or interest are less in amount than those described in this

Section 3.4, Landlord will not impose any late payment charge or interest which is greater than the amounts charged by such Lender.

ARTICLE IV

USE OF DEMISED PREMISES

4.1                                 Permitted Use.  Tenant shall use the Demised Premises for general office purposes, and incidental purposes thereto, and for no other purposes without first securing the prior written consent of Landlord, which consent shall not be unreasonably withheld.  Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto (provided Tenant has received a copy of the policy) or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the improvements, or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.  During the Term of this Lease, Tenant shall have the nonexclusive right to use in common with the other tenants of the Project, and subject to reasonable rules and regulations promulgated by Landlord from time to time, the Common Areas.  Landlord reserves the right from time to time to use any of the Common Areas and do any of the following, as long as such acts do not unreasonably interfere with Tenant’s use of or access to the Demised Premises or Tenant’s parking rights as set forth in Article XXIII:

(a)                                  Make any changes, additions, improvements, repairs or replacements in or to the Project, the Land, the Common Areas and/or the Buildings, and the fixtures and equipment thereof, including, without limitation (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways and, subject to Article XXIII below, parking spaces and parking areas;

(b)                                 Close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Project, Land and/or Buildings; and

(c)                                  Perform such other acts and make such other changes with respect to the Project, Land, Common Areas and/or Buildings, as Landlord may, in the exercise of good faith business judgment, as deemed to be appropriate.

4.2                                 Preservation of Demised Premises.  Tenant shall not use, or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public in such manner as might reasonably tend to impair Landlord’s title to the Demised Premises, or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof.  Nothing contained in this Lease, and no action or inaction by Landlord, shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises other than as expressly set forth in this Lease.

4.3                                 Hazardous Substances.

(a)                                  Except for any ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Demised Premises, the Land, the Buildings, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.  In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord’s mortgagee(s).  Subject to Section 4.3(e), Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations (“Hazardous Materials Laws”) relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation any “hazardous substances,” “hazardous wastes,” “hazardous materials” or toxic substances” under any such laws, ordinances or regulations (collectively, “Hazardous Materials”) at the Demised Premises.

(b)                                 Subject to Section 4.3(e), Tenant shall at its own expense procure (other than a certificate of occupancy), maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant’s use of the Demised Premises for any permitted uses other than general office purposes, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Demised Premises.  Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Demised Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials.  Upon expiration or earlier termination of this Lease and subject to Section 4.3(e), Tenant shall cause all Hazardous Materials (as defined in 22 CCR 66261.3) caused or permitted by Tenant or any of the Tenant Parties to be removed from the Demised Premises and transported for use, storage or disposal in accordance with and in complete compliance with all applicable Hazardous Materials Laws.  Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Demised Premises or in any Improvements situated on the Land other than in the normal course of Tenant’s business operations as now contemplated in accordance with all Hazardous Materials Laws or as necessitated by emergency considerations in accordance with all applicable Hazardous Materials Laws, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Demised Premises or the Improvements on the Land without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto. In addition, at Landlord’s request, at the expiration of the term of this Lease, Tenant shall remove all tanks or fixtures which were placed on the Demised Premises by Tenant or any of the Tenant Parties during the term of this Lease and which contain, have contained or are contaminated with Hazardous Materials.

(c)                                  Tenant shall immediately notify Landlord in writing of (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws of which Tenant has actual knowledge; (ii) any claim of which Tenant has actual knowledge made or threatened by any person against Landlord or the Demised Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any non-routine reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Demised Premises or with respect to any Hazardous Materials removed from the Demised Premises, including any complaints, notices, warnings, reports or asserted violations in connection therewith.  Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations from any governmental agency of any Hazardous Materials Laws relating in any way to the Demised Premises or Tenant’s use thereof.  Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Laws), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests, if any, reflecting the legal and proper disposal of all such Hazardous Materials caused or permitted by Tenant or the Tenant Parties removed from the Demised Premises.  Subject to Section 4.3(e), all such manifests, if any, relating to Hazardous Materials caused or permitted by Tenant or any of the Tenant Parties shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials caused or permitted by Tenant or the Tenant Parties to Landlord.

(d)                                 Subject to Section 4.3(e), Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold Landlord and each of Landlord’s officers, directors, partners, shareholders, affiliates, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys’ fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) to the extent arising or resulting from the presence or discharge of Hazardous Materials in, on, under, upon or from the Demised Premises or the Improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Demised Premises to the extent such Hazardous Materials are present as the result of acts of Tenant, its officers, agents or employees, contractors or subcontractors (whether or not they are negligent, intentional, willful or unlawful).  Subject to Section 4.3(e), Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Demised Premises or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease.

(e)                                  Landlord represents and warrants that as of the date of this Lease there are, and as of the Commencement Date there will be, no Hazardous Materials present on the Demised Premises other than an as required for the normal operation of the Demised Premises and in accordance with all Hazardous Materials Laws.  Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant), protect and hold Tenant and each of Tenant’s officers, directors, partners, shareholders, affiliates, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys’ fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in whole or in part, directly or indirectly, from the presence of Hazardous Materials in, on, under, upon or from the Demised Premises or the Project unless such Hazardous Materials are present as the result of the acts of Tenant, its officers, employees or agents.

For purposes of the indemnity provided herein, any act or omission of Landlord or its agents, employees, contractors or subcontractors (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Landlord.  Landlord’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Demised Premises or the Project, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease.

(f)                                    The obligations of Landlord and Tenant under this Section 4.3 shall survive the expiration or earlier termination of this Lease.

ARTICLE V

UTILITIES AND SERVICES

5.1                                 Standard Tenant Services.  Except as provided below, Landlord shall provide, to the Demised Premises (or portions thereof, as noted below), the following services on all days (unless otherwise stated below) during the Lease Term:

5.1.1                        Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Demised Premises from Monday through Friday, during the period from 7:00 A.M. to 7:00 P.M. and on Saturday during the period from 9:00 A.M. to 1:00 P.M. (the “Building Hours”), except for the date of observation of New Year’s Day, Presidents Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays (collectively, the “Holidays”).

5.1.2                        Notwithstanding anything to the contrary contained herein, Tenant shall be solely responsible for and shall promptly pay all charges for HVAC operations, gas, electricity or any other utility that is separately metered to the Demised Premises at the rates charged by supplying utility companies and/or Landlord.  Should Landlord elect to supply any or all of such utilities, Tenant agrees to purchase and pay for the same Additional Rent as is reasonably apportioned by Landlord.  The rate to be charged by Landlord to Tenant shall not exceed the rate charged to Landlord by any supplying utility.  Tenant shall, as Additional Rent, reimburse Landlord within fifteen (15) days of billing for any utility costs supplied by Landlord to the Demised Premises which are charged to Landlord by local utility companies.  This charge will increase or decrease with current charges being levied against Landlord, the Demised Premises or the Buildings by the local utility company, and will be due as Additional Rent.  Tenant shall pay the cost of maintenance and repair of separate meters to the Demised Premises.  Notwithstanding anything herein, if Tenant shares such separate meter with another tenant or other tenants of the Southern Building, and such other tenant(s) fails to pay utility charges shared under the separate meter with Tenant, Landlord shall be responsible for the payment of such charges to avoid the interruption of such utilities.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Demised Premises.

5.1.3                        Landlord shall, as an Operating Expense, provide city water from the regular Building outlets for normal office drinking, lavatory and toilet purposes.

5.1.4                        Landlord shall, as an Operating Expense, provide janitorial service to the Southern Building and Project Common Areas and the Demised Premises five (5) days per week except the date of observation of the Holidays, and exterior window washing services in a manner consistent with other Comparable Properties.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems (collectively, “Building Systems and Equipment”).  As more particularly provided in Section 9.1 below, Landlord shall maintain the Building Systems and Equipment (including, but not limited to, the HVAC system) as an Operating Expense.

5.2                                 Overstandard Tenant Use.  Tenant shall not, without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, use machines other than normal office machines, or equipment or lighting other than Building standard lights in the Demised Premises.  If Tenant uses HVAC in the portion of the Demised Premises located in the Southern Building during hours other than those for which Landlord is obligated to supply such HVAC utilities pursuant to the terms of Section 5.1.1 of this Lease, Tenant shall pay to Landlord Landlord’s actual hourly cost to provide the same, as reasonably determined by Landlord (which shall include overhead and accounting costs).  Amounts payable by Tenant to Landlord for such use of additional use of HVAC shall be deemed Additional Rent hereunder and shall be paid in the manner provided in this Section 5.2 above.

5.3                                 Interruption of Use.  Except as set forth in Section 5.6 below, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article V.

5.4                                 Additional Services.  Landlord shall provide to Tenant any additional services which may be reasonably requested by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord within fifteen (15) days after receipt of written notice from Landlord upon billing, the sum of all costs to Landlord of such additional services plus a reasonable administration fee.  Charges for any service for which Tenant is required to pay from time to time hereunder shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

5.5                                 Utility Deregulation.

5.5.1                        Landlord Controls Selection  Landlord has advised Tenant that presently San Diego Gas & Electric (“Electric Service Provider”) is the utility company selected by Landlord to provide electricity service for the Project.  Notwithstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) or continue to contract for service from the Electric Service Provider.  In no event shall Landlord’s selection of an Alternate Service Provider result in Tenant paying a higher cost for such electricity than if Landlord elected to continue to contract for such service from the Electric Service Provider.

5.5.2                        Tenant Shall Give Landlord Access.  Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider during non-business hours (except in the event of an emergency) and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring and any other machinery within the Premises, provided, that Landlord shall use Landlord’s commercially reasonable efforts to ensure that there shall be no interference with Tenant’s use and enjoyment of the Demised Premises.

5.6                                 Interruption of Utilities.  Except in the case of an emergency, Landlord shall not intentionally interrupt any utilities to the Premises without five (5) business days’ prior written notice from Landlord to Tenant.  In the event that there is any interruption of the utilities due to the negligence or willful misconduct of Landlord or its authorized representatives and such interruption shall continue for more than two (2) consecutive days rendering any portion of the Premises unusable for Tenant’s normal business operations, then all Rent payable under this Lease shall be abated retroactively to the time of the interruption.  Further, if such interruption of utilities continues for more than thirty (30) consecutive days, Tenant shall have the right to terminate this Lease.

ARTICLE VI

OPERATING EXPENSES

6.1                                 Payment of Operating Expenses.  In addition to the Base Rent required to be paid by Tenant pursuant to Section 3.1 above, commencing on January 1, 2003, and during each month thereafter during the Term of this Lease, Tenant shall pay for each Expense Year (as defined below) to Landlord “Tenant’s Percentage” of “Operating Expenses” (as such terms are defined in this Article VI below), which are in excess of the amount of Operating Expenses applicable to the Base Year, in the manner and at the times set forth in the following provisions of this Article VI.  Notwithstanding the foregoing, (i) in no event shall any decrease in any Operating Expenses for any Expense Year below Operating Expenses for the Base Year entitle Tenant to any decrease in any Base Rent or any credit against sums due under this Lease, or (ii) no increase in CCR Assessments (as defined in Section 6.2, below) exceeding three percent (3%) during any Expense Year shall be included in the calculation of Tenant’s Percentage of Operating Expenses for any Expense Year.  As used herein, “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

6.2                                 Definition of Operating Expenses.  As used in this Lease, the term “Operating Expenses” shall consist of all costs and expenses incurred or reasonably reserved (based on the reasonable practices of landlord’s of Comparable Properties) by or on behalf of Landlord in connection with the ownership, operation, maintenance, repair and replacement of the Southern Building and Common Areas as determined by standard accounting practices including the following costs by way of illustration but not limitation:  (a) Real Property Taxes and Assessments (as defined in Section 6.3 below) and any taxes or assessments imposed in lieu thereof; (b) any and all assessments imposed with respect to the Southern Building, Land Common Areas and/or Project pursuant to any covenants, conditions and restrictions (“CCR’s) affecting the Project, Common Areas or Southern Building including, but not limited to, the CCR’s for the Business Park (“CCR Assessments”); (c) water and sewer charges and the costs of electricity, HVAC and other utilities, excluding those which are furnished to the Demised Premises and other leased premises within the Southern Building which are separately metered and paid separately by the tenants, including Tenant (provided that Tenant’s Percentage thereof shall be reduced to reflect any portion of the Demised Premises that is separately metered); (d) utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government authority in connection with the use or occupancy of the Southern Building, Land or the Demised Premises or the parking facilities serving the Southern Building, Land or Demised Premises; (e) costs of insurance obtained by Landlord pursuant to Article VII of this Lease to the extent allocable to the Southern Building; (f) waste disposal and janitorial services; (g) security; (h) costs incurred in the management of the Southern Building, Land and Common Areas, including, without limitation:  (1) wages and salaries (and payroll taxes and similar governmental charges related thereto) of employees used in the operation and maintenance of the Southern Building, Land and Common Areas, and (2) a management/administrative fee not to exceed 2.5 percent (2.5%) of the annual base rent of the Southern Building; (i) supplies, materials, equipment and tools to the extent used with respect to the Project; (j) repair and maintenance of the elevators and any other Building Systems and Equipment installed or furnished by Landlord; (k) maintenance costs and upkeep of all Common Areas (including, but not limited to, the Workout Facility); (l) amortization on a straight-line basis over the actual useful life together with interest at ten percent (10%) per annum on the unamortized balance of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools):  (l) reasonably intended to produce a reduction in Operating Expenses or energy consumption; or (2) required after the date of this Lease under any governmental law or regulation that was not applicable to the Southern Building at the time they were originally constructed; or (3) for repair or replacement of any equipment or improvements needed to operate and/or maintain the Southern Building, Land, and/or the Common Areas, provided, however, to the extent Landlord has previously reserved funds for any such capital item, Landlord shall first apply such reserved funds against the cost of such capital item; (m) maintenance of signs (other than signs of tenants of the Project); (n) personal property taxes levied on or attributable to personal property used in connection with the Southern Building, Land, and/or the Common Areas; and (o) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal and similar items; provided, however, in no event shall Landlord include within Operating Expenses the cost for resurfacing or replacing the parking areas more than once every five (5) years (further provided, however, that such limitations shall not be deemed to include the cost of reslurring, patching and/or restriping of such parking areas as and when reasonably necessary).

Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)                                  costs, including legal fees, space planners’ fees, and brokerage fees incurred in connection with the original construction or development, or original or future leasing or marketing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas of the Project or parking facilities);

(b)                                 amount paid as ground rental for the Project by the Landlord;

(c)                                  costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d)                                 any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)                                  the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer;

(f)                                    any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any “day porter” with respect to the Southern Building shall be includable as an Operating Expense;

(g)                                 rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(h)                                 all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(i)                                     any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(j)                                     costs incurred to comply with laws relating to the removal of Hazardous Materials except to the extent such costs are incurred by Landlord for the removal of Hazardous Materials which are present solely as the result of the acts of Tenant, its officers, employees or agents;

(k)                                  costs arising from Landlord’s charitable or political contributions or marketing costs;

(l)                                     depreciation, interest and principal payments on mortgages or other debt costs, if any, penalties and interest and, except as provided in the first paragraph of this Section 6.2 above, costs of capital repairs and alterations and costs of capital improvements and equipment;

(m)                               except for Landlord’s permitted management/administrative fee (as set forth in the first paragraph of this Section 6.2 above), Landlord’s general corporate overhead or other management or administrative costs, expenses or fees;

(n)                                 costs incurred by Landlord in performing Landlord’s warranty and guaranty enforcement obligations pursuant to Sections 2.8 and 2.9 above and any costs covered by warranties or guarantees provided by any contractor, design professional or material provider;

(o)                                 amounts paid to any affiliate of Landlord in excess of commercially reasonable market rates;

(p)                                 costs reimbursed by the proceeds of any insurance maintained or required under this Lease to be maintained by Landlord;

(q)                                 any costs associated with the operation, repair, maintenance or replacement of the Northern Building or the Common Areas exclusively serving the Northern Building;

(r)                                    costs for any structural repair, maintenance, replacement or redesign of any structural elements (i.e., foundation, roof, walls and exterior portions of the Buildings); and

(s)                                  assessments imposed pursuant to the CCR’s for which Landlord is entitled to be reimbursed or which would duplicate any costs, fees or expenses billed to Tenant as an Operating Expense pursuant to this Section 6.2.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, then Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been paid had the Project been ninety-five percent (95%) occupied; and the amount reasonably so determined shall be deemed to have been the amount of Operating Expenses for such year.  Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, or utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages (unless such labor rate or utility rate increases remain in effect after the Base Year, in which event the Operating Expenses for the Base Year shall be adjusted when the labor rate increases or utility rate increases adjust following the cessation of the extraordinary circumstances causing such increases in the first place), or amortized costs relating to capital improvements.

If Landlord incurs Operating Expenses during any Expense Year for any expense category that was not incurred during the Base Year or expands the scope of any expense category beyond the scope during the Base Year, then the amount of Operating Expenses for the Base Year shall be adjusted to an amount equal to the Operating Expenses that would have been incurred during the Base Year if such new expense category or such additional scope of any expense category had been included in the Base Year.

6.3                                 Definition of Real Property Taxes and Assessments.  As used in this Lease, the term “Real Property Taxes and Assessments” shall mean:  any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Demised Premises, Buildings, Common Areas, Land or Project, including the following by way of illustration but not limitation:

(a)                                  any tax on Landlord’s “right” to rent or “right” to other income from the Demises Premises or as against Landlord’s business of leasing the Demised Premises;

(b)                                 any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants.  It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Real Property Taxes and Assessments” for the purposes of this Lease;

(c)                                  any assessment, tax, fee, levy or charge allocable to or measured by the area of the Demised Premises or other premises in the Buildings or the rent payable by Tenant hereunder or other tenants of the Buildings, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises, or any portion thereof but not on Landlord’s other operations;

(d)                                 any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Demised Premises; and/or

(e)                                  any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Buildings are a part.  In addition, if Landlord sells, contributes or otherwise transfers the Southern Building, the Project or any portion thereof to Kilroy Realty, L.P. or any of its affiliates or successors or assigns (“Kilroy”), then the amount of Real Property Taxes and Assessments for the Base Year shall be increased by an amount equal to the Real Property Taxes and Assessments that would have applied during the Base Year had such sale, contribution or other transfer to Kilroy occurred during the Base Year.

Notwithstanding the foregoing provisions of this Section 6.3 to the contrary, “Real Property Taxes and Assessments” shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes.

If in any Expense Year subsequent to the Base Year (the “Adjustment Year”), the amount of Real Property Taxes and Assessments decreases below the amount of Real Property Taxes and Assessments for the Base Year, then, the Operating Expenses for the Base Year shall be decreased by an amount equal to such decrease in assessed value or direct assessments, as applicable in the Adjustment Year.  Such decrease in the Operating Expenses for the Base Year shall only apply for so long as, and only to the extent that, the decrease remains in effect and shall be increased for purposes of calculating the Excess for any Expense Year to the extent the decrease is no longer in effect.

6.4                                 Payment of Operating Expenses; Estimate Statement.  If for any Expense Year during the Lease Term, Tenant’s Percentage of Operating Expenses for such Expense Year exceeds Tenant’s Percentage of Operating Expenses applicable to the Base Year, then Tenant shall pay Landlord, in the manner set forth in this Section 6.4 below, as Additional Rent, an amount equal to the excess (the “Excess”).  By the first day of April of each Lease Year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement (“Estimate Statement”) estimating the Operating Expenses for the current Lease Year and the estimated Excess (the “Estimated Excess”), as calculated by comparing the Operating Expenses for such Expense Year, which shall be based upon the estimate of the Estimate Statement, to the amount of Operating Expenses for the Base Year.  Landlord shall have the right no more than once during each Lease Year to deliver a revised Estimate Statement showing the Operating Expenses and Estimated Excess for such Lease Year if Landlord determines that the Operating Expenses are greater than those set forth in the original Estimate Statement (or previously delivered revised

Estimate Statement) for such Lease Year.  The Estimated Excess shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, within thirty (30) days following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Estimated Excess multiplied by the number of months from January in the Lease Year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such Lease Year).  Subsequent installments shall be paid concurrently with the regular monthly Base Rent payments for the balance of the Lease Year and shall continue until the next Lease Year’s Estimate Statement (or current Lease Year’s revised Estimate Statement) is received.  Each Estimate Statement and each Actual Statement (as defined below) will include a detailed breakdown of all Operating Expenses with a comparison on a line item basis to the Operating Expenses for the Base Year.  In addition, each Estimate Statement and each Actual Statement will include a reasonably detailed description of any significant increases in any line item of Operating Expenses.

6.5                                 Actual Statement  By the first day of April of each succeeding Lease Year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement (“Actual Statement”) of the actual Operating Expenses for the immediately preceding Lease Year and which shall indicate the amount of the Excess.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article IV.  Even though the Lease Term has expired and Tenant has vacated the Demised Premises, when the final determination is made of Tenant’s Percentage of Operating Expenses for the Expense Year in which this Lease terminates, is an Excess if present, Tenant shall pay to Landlord such amount within thirty (30) days, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. Upon receipt of the Actual Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after Tenant’s receipt of such Actual Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease.  Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease.

6.6                                 No Release.  Any delay or failure by Landlord in delivering any Estimate or Actual Statement pursuant to this Article VI shall not constitute a waiver of Landlord’s rights under this Article VI, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until thirty (30) business days after receipt of such statement nor shall Landlord be permitted to require Tenant to pay any Operating Expenses for which Landlord has not included in an Estimate Statement or Actual Statement or otherwise billed Tenant on or before December 31 of the Lease Year next following the Lease Year in which such Operating Expense was incurred.

6.7                                 Tenant’s Percentage.  As used herein, “Tenant’s Percentage” (i) with respect to Operating Expenses attributable to the Southern Building, including the Southern Building

Common Areas, shall equal the percentage which the total rentable square footage of the Demised Premises bears to the total rentable square footage of the Southern Building and (ii) with respect to the Operating Expenses attributable to the Project Common Areas, shall equal the percentage which the total rentable square footage of the Demised Premises bears to the total rentable square footage of the Project.  Tenant’s Percentage shall be adjusted based on the actual rentable square footage of the Southern Building, the Project and Demised Premises located therein as confirmed by Landlord’s Architect promptly after Substantial Completion pursuant to Section 3.1 above.

6.8                                 Inspection of Operating Expenses.  Within one (1) year after receipt of any Actual Statement by Tenant (“Review Period”), Tenant may, after reasonable notice to Landlord and during normal business hours, inspect at Landlord’s offices Landlord’s books and records that relate to Operating Expenses for the period represented by any such Actual Statement and Landlord’s books and records that relate to Operating Expenses for the Base Year, provided, that Tenant shall maintain all information contained in Landlord’s books and records in strict confidence.  If after such inspection, Tenant disputes such Additional Rent as set forth in such Actual Statement, a certification as to the proper amount shall be made, at Tenant’s expense (except as provided below), by an independent certified public accountant selected by Tenant and reasonably approved by Landlord.  Landlord shall cooperate with Tenant to provide Tenant with the information upon which the certification is based; provided that if such certification proves that the Operating Expenses set forth in any such Actual Statement were overstated by more than five percent (5%), then the reasonable cost of such certification shall be paid for by Landlord.  Promptly following the parties’ receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification.  In the event Tenant has not challenged any Actual Statement within said one (1) year period, Tenant shall have no further right to inspect or challenge the accuracy of such Actual Statement.  Landlord shall be required to maintain records of all such Operating Expenses for a minimum of two (2) years following Landlord’s delivery to Tenant of each Actual Statement and shall be required to maintain records of all such Operating Expenses for the Base Year for a minimum of two (2) years following the expiration or earlier termination of the Lease Term.

ARTICLE VII

INSURANCE

7.1                                 Tenant’s Insurance.  Tenant shall, at Tenant’s sole cost and expense, maintain the following coverages in the following amounts:

7.1.1                        Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Demised Premises, including a Broad Form endorsement (if applicable) covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 7.6 of this Lease, for limits of liability not less than Two Million Dollars ($2,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate, naming Landlord as an additional insured.  Notwithstanding the foregoing, such required coverage may be maintained by Tenant pursuant to an “umbrella” policy covering the Demised Premises.

7.1.2                        Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Demised Premises installed by, for, or at the expense of Tenant, and (ii) all other improvements, alterations and additions to the Demised Premises.  Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

7.1.3                        Worker’s Compensation and Employer’s Liability Insurance, with a waiver of subrogation endorsement, in statutory amounts and limits.

7.1.4                        Business Interruption, loss of income and extra expense insurance in an amount not less than one (1) year of Base Rent to reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Demised Premises or to the Buildings as a result of such perils.

7.2                                 Landlord’s Insurance.  At all times from and after the Commencement Date, Landlord shall, as an Operating Expense,  maintain in effect a policy or policies of insurance providing protection for the following liabilities and/or risks:  (a) public liability for bodily injury and property damage arising from Landlord’s ownership and/or operation of the Project with coverage limits at least equal to those Tenant is required to maintain in accordance with Section 7.1, (b) any peril, in Landlord’s reasonable discretion, insurable under an “all risks” policy covering the Buildings of which the Demised Premises are a part and the tenant improvements, exclusive of any items insured by Tenant pursuant to Section 7.1, in an amount equal to each Building’s and the Improvements’ full replacement cost (exclusive of the cost of excavations, foundation and footings) and (c) rent loss insurance in an amount equal to not more than twelve (12) months’ of the Building’s estimated gross receipts.  Landlord’s obligation to carry the “all risks” insurance provided for in this Section 7.2 may be satisfied by inclusion of said building within the coverage of any blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policies of insurance.  Tenant shall neither use the Premises for other than general office purposes nor permit the Premises to be used or acts to be done therein to the extent such use or acts would (i) increase the premium of any insurance carried by Landlord with respect to the Project; (ii) cause a cancellation of or be in conflict with any such insurance policies; or (iii) result in a refusal by insurance companies of good standing to insure the Project in amounts reasonably satisfactory to Landlord.  Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises.  If Tenant’s conduct or use of the Premises for other than general office purposes causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body to the extent applicable to Tenant’s use of the Premises.  As provided in Section 6.3 above, if Landlord obtains any insurance coverage or expanded scope of coverage that was not included in the insurance policies maintained during the Base Year, the Operating Expenses for the Base Year shall be adjusted to an amount equal to the Operating Expenses that would have been incurred had such coverage been maintained during the Base Year.

7.3                                 Form of Policies.  The minimum limits of policies of insurance required of Landlord and Tenant under this Lease shall in no event limit the liability of Landlord and Tenant under this Lease.  All insurance shall (i) be issued by an insurance company having a rating of not less than A- VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; and (ii) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to the other party and any mortgagee or ground or underlying lessor of Landlord.  In addition, the insurance described in Section 7.3.1 above shall (a) name Landlord, and any other party specified by Landlord, as an additional insured; (b) specifically cover the liability assumed by Tenant under this Lease including, but not limited to, Tenant’s obligations under Section 7.1 of this Lease; (c) be primary insurance as to all claims thereunder and provide that any insurance required by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (d) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord.  Tenant shall deliver said policy or policies or certificates thereof to Landlord upon execution of this Lease and at least thirty (30) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the costs of it shall be paid to Landlord as Additional Rent within fifteen (15) days after delivery to Tenant of bills therefor.

7.4                                 Waiver of Subrogation.  Landlord and Tenant hereby mutually waive any and all rights of recovery against one another for real or personal property loss or damage occurring to the Demised Premises, or any part thereof, or any personal property therein from perils insured (or required to be insured) against under the insurance maintained hereunder for the benefit of the respective parties, and to the extent the proceeds of such insurance are actually recovered, and each shall use commercially reasonable efforts to assure that such insurance permits waiver of liability and contains a waiver of subrogation.

7.5                                 Blanket Insurance Coverage.  Nothing in this Article VI shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article VII under a blanket insurance policy or policies (and certificates thereof reasonably satisfactory to Landlord shall be delivered to Landlord) which may cover other properties owned, leased or operated by Tenant as well as the Demised Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall not contain any clause which would result in the insured thereunder being required to carry any insurance with respect to the property covered thereby in an amount not less than any specific percentage of the Full Replacement Cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy; and further provided, however, that such policies of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article VII.

7.6                                 Indemnification and Waiver.  To the extent not prohibited by law, and except as otherwise provided in this Lease, Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or the Tenant Parties.  Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability, (including without limitation court costs and reasonable attorneys’ fees) (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Demised Premises, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or its agents, contractors, servants, employees or licensees in connection with Landlord’s activities in the Project (except for damage to the Tenant’s personal property, fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease) and Landlord hereby agrees to indemnify, defend, protect and hold harmless Tenant and the Tenant Parties from any such Claims.  The provisions of this Section 7.6 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

ARTICLE VIII

ROOF RIGHTS

Subject to all governmental laws, rules and regulations, and compliance with the CCR’s, Tenant and Tenant’s contractors (which shall first be approved by Landlord) shall have the nonexclusive right and access, without further payment of Rent to Landlord, to install, repair, replace, remove, operate and maintain satellite dishes and/or microwave dishes, and other radio transmitting and receiving antennae, together with all necessary cable, wiring, conduits and related equipment (collectively, “Communication Equipment”), for the purpose of receiving and sending telephone and other communication signals, at a location on the roof of the Southern Building as reasonably requested by Tenant and reasonably approved by Landlord in writing.  Tenant’s installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

(a)                                  Tenant’s right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all governmental laws, rules and regulations and Landlord makes no representations that such laws, rules and regulations permit such installation and operation.

(b)                                 The exact size, quality, materials and aesthetics of, and any required screening for, the Communication Equipment shall be subject to Landlord’s prior written consent which shall not be unreasonably withheld or delayed.

(c)                                  All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and of connections to the Southern Building’s electrical system) shall be borne by Tenant.  All such Communication Equipment shall be screened to commercially reasonable standards and to prevent visual impairment.

(d)                                 Tenant shall use the Communication Equipment so as not to cause any unreasonable interference (i) with any other communications from or to the Project or (ii) to other existing tenants or occupants in the Project who may use the communication facilities located at the Project and/or related facilities.

(e)                                  Landlord shall not have any obligations with respect to the Communication Equipment.  Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance and Tenant agrees that Landlord shall not be liable to Tenant therefor.

(f)                                    Tenant shall not be permitted to allow any third party (other than a Transferee permitted under Section 15.2 or a Transferee approved by Landlord) to use any portion of the Roof for Communication Equipment or otherwise without Landlord’s consent, which shall not be unreasonably withheld.

(g)                                 Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment (including but not limited to the installation, maintenance, repair and/or removal thereof), (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment.

(h)                                 The Communication Equipment shall remain the sole property of Tenant.  Tenant shall remove the Communication Equipment and related equipment at Tenant’s sole expense upon the expiration or sooner termination of this Lease with respect to the Southern Building or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Southern Building upon such removal to the extent required by such work of removal.  If Tenant fails to remove the Communication Equipment and repair the Southern Building within thirty (30) days after the expiration or earlier termination of this Lease with respect to the Southern Building, Landlord may do so at Tenant’s expense.

Landlord reserves the right to use portions of the roof space on the Southern Building or lease roof space on the Southern Building to other parties; provided, however, any party to which Landlord leases such roof space shall be subject to similar restrictions as set forth in this Article XIII.

ARTICLE IX

REPAIRS

9.1                                 Landlord’s Repair Obligations.  Subject to Articles XIII and XIV of this Lease, Landlord shall repair, maintain and replace, as necessary (a) at Landlord’s sole cost and expense, the structural portions of the Demised Premises and the Southern Building (including the structural elements of the roof, structural walls, underground utilities, concrete subflooring and foundations), (b) as part of the Operating Expenses (except to the extent otherwise excluded pursuant to Sections 6.2 and 6.8 above or this Section 9.1 below), (i) the Building Systems and

Equipment (but not any above standard improvements installed in the Premises such as, for example, but by way of limitation, custom lighting, special or supplementary HVAC or plumbing systems or distribution extensions, special or supplemental electrical panels or distribution systems, or kitchen or restroom facilities and appliances to the extent such facilities and appliances are intended for the exclusive use of Tenant), (ii) the Building Common Areas with respect to the Southern Building and (iii) the Project Common Areas; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, fault or omission of Tenant or any of the Tenant Parties, Tenant shall pay to Landlord, as Additional Rent, the cost of any such maintenance, repairs or replacements.  Landlord shall not be liable to Tenant for failure to perform any such maintenance, repairs or replacements, unless Landlord shall fail to make such maintenance, repairs or replacements and such failure shall continue for a reasonable time following written notice from Tenant to Landlord of the need therefor.  Without limiting the foregoing, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code section 1942 and any successive sections or statutes of a similar nature).  Notwithstanding the foregoing or anything in this Lease to the contrary, the costs incurred by Landlord in maintaining the structural portions of the Southern Building (as described in Section 9.1(a) above) shall be at Landlord’s sole cost and expense and not be included in Operating Expenses.

9.2                                 Tenant’s Repair Obligations.  Except for Landlord’s obligations specifically set forth in this Lease, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, preserve and replace, as necessary, the Demised Premises and all parts thereof including, without limitation, all Improvements, alterations, all special or supplemental HVAC systems, electrical systems, pipes and conduits located within the Demised Premises, all fixtures, furniture and equipment, Tenant’s signs, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen facilities and appliances located within the Demised Premises to the extent such facilities and appliances are intended for the exclusive use of Tenant, custom lighting, and any alterations, additions and other property located within the Demised Premises, in first-class condition and repair, reasonable wear and tear excepted.  Tenant shall replace, at its expense, any and all glass in and about the Demised Premises which is damaged or broken from any cause whatsoever except due to the negligence or willful misconduct of Landlord, its agents or employees.  Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay.  Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Demised Premises.

9.3                                 Prohibition Against Waste. Tenant shall not do or suffer any waste, damage, disfigurement or injury to the Demised Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

ARTICLE X

COMPLIANCE WITH APPLICABLE LAWS AND
RESTRICTIONS

10.1                           Compliance with Applicable Laws and Restrictions.  Subject to Landlord’s obligations under Article II, Section 9.1 and Article IV of this Lease, or as expressly provided under any other provision hereof, throughout the Term of this Lease, and at Tenant’s sole cost and expense (except as provided in Sections 2.8 and 9.1 above), Tenant shall promptly comply or cause compliance with or remove or cure any violation caused by Tenant of any and all present and future laws, rules and regulations applicable to the Demised Premises and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated (provided Tenant shall be required to make any alterations to the Demised Premises in connection therewith only if the non-compliance was the result of alterations made to the Premises by Tenant or at Tenant’s election or direction, including the alterations made to the Premises in preparation of Tenant’s occupancy hereunder, but excluding, however, any alterations required in connection with or as a result of the Demising Wall), or any other governmental body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or exercising authority (“Applicable Requirements”) solely to the extent such Applicable Requirements relate to Tenant’s specific use of, tenant improvements or alterations to, the Demised Premises.  Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord hereby warrants to Tenant that each Building, as of the Commencement Date, shall be in compliance with the Americans With Disabilities Act (“ADA”) and all other laws in effect as of the Commencement Date and each Delivery Date.  Landlord will be fully responsible for making all alterations and repairs to each such Building, at Landlord’s cost (which shall not be included in Operating Expenses) resulting from or necessitated by the failure of Landlord or Landlord’s contractors to comply with the foregoing warranty.  All exterior areas of the Demised Premises, parking areas, walkways, ramps, exterior of the Buildings and ingress to and egress from the Demised Premises shall be constructed and maintained by Landlord at all times during the Term of this Lease and any renewal(s) in strict compliance with the ADA requirements.

10.2                           Tenant’s Right to Contest Laws and Ordinances.  After prior written notice to Landlord, Tenant, at its sole cost and expense and without cost or expense to Landlord, shall have the right to contest the validity or application of any law in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted but only if compliance with the terms of any such law or ordinance pending the prosecution of any such proceeding, may legally be delayed without incurring of any lien, charge or liability of any kind against the Demised Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure so to comply therewith until the final determination of such proceeding; provided, however, if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, on the prior written consent of Landlord, which consent shall not be unreasonably withheld, may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant (a) furnishes Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any such contest or delay, (b) prosecutes the contest with due diligence and in good faith, and (c) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever.  The security furnished to Landlord by Tenant may be in the form of a cash deposit or a Certificate of Deposit (“CD”) issued by a national bank or federal savings and loan association payable to Landlord.  Landlord shall be entitled to apply such security against an uncured Event of Default hereunder and, if during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall upon demand of Landlord make additional deposits of such additional sums of money or such additional CD’s as Landlord may reasonably request.  If Tenant is required to make such additional deposits hereunder and Tenant fails to make same, the amount theretofore deposited may be applied by Landlord to the payment, removal or discharge of such liability, and the interest, fines and penalties in connection therewith, and any costs, fees (including attorneys’ fees) and other liability (including costs incurred by Landlord) accruing in any such proceedings.  Upon resolution of any such contest, Landlord shall return all amounts or CD’s previously deposited with Landlord with respect to the contest of such laws, less any amounts applied by Landlord as aforesaid.  During the time when any such CD is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of such liabilities, as above provided, Tenant shall be entitled to receive all interest paid thereon.  Cash deposits shall not bear interest.

If necessary or proper to permit Tenant so to contest the validity or application of any such law or ordinance, Landlord shall, at Tenant’s sole cost and expense, including reasonable attorneys’ fees incurred by Landlord, execute and deliver any appropriate papers or other documents; provided, however, that Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Demised Premises.

ARTICLE XI

MECHANIC’S LIENS AND OTHER LIENS

11.1                           Mechanic’s Liens.

(a)                                  Tenant shall keep the Demised Premises free from any liens arising out of work performed, materials furnished and obligations incurred by Tenant.  Tenant covenants and agrees that any mechanic’s lien filed against the Demised Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at the sole cost and expense of Tenant.  This provision does not apply to any claim or lien arising out of the original construction of the Demised Premises by Landlord pursuant to this Lease.

(b)                                 Tenant shall have the right to contest with due diligence the validity or amount of any lien or claimed lien created by Tenant if Tenant shall give to Landlord such security as Landlord may reasonably require to insure payment thereof and prevent any sale, foreclosure or forfeiture of the Demised Premises or any portion thereof by reason of such nonpayment.  On final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at Tenant’s own expense, and if Tenant shall fail to do so, Landlord may at its option, pay any such final judgment and clear the Demised Premises therefrom. If Tenant shall fail to contest with due diligence the validity or amount of any such lien or claimed lien created by Tenant, or to give Landlord security as hereinabove provided, Landlord may, but shall not be required to, contest the validity or amount of any such lien or claimed lien or settle or compromise the same without inquiring into the validity of the claim or the reasonableness of the amount thereof.  Should any lien be filed against the Demised Premises or should any action of any character affecting the title thereto be commenced, Tenant shall give to Landlord written notice thereof as soon as notice of such lien or action comes to the knowledge of Tenant.

(c)                                  Should Tenant fail to discharge any such lien, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and the cost thereof shall be immediately due from Tenant as Additional Rent.  Tenant shall not suffer or permit any mechanic’s lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant.

(d)                                 All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same.  Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic’s lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises or any portion thereof.

11.2                           Landlord’s Indemnification.  The provisions of Section 11.1 above shall not apply to any mechanic’s lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Demised Premises in the performance of Landlord’s obligations to construct the Improvements required by the provisions of Article II hereof or in the performance of Landlord’s other obligations under this Lease, and Landlord does hereby agree to indemnify and defend Tenant against and save Tenant and the Demised Premises and any portion thereof harmless from all losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable attorneys’ fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic’s lien or other lien.

11.3                           Removal of Liens.  Except as otherwise provided for in this Article XI, Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, if such lien, encumbrance, charge, security interest or other right or interest shall result from the actions of Tenant or others acting on the behalf of or for Tenant (other than Landlord).

11.4                           Equipment and Trade Fixtures.  Landlord expressly waives and disclaims any lien which it may have by statute or otherwise on the equipment and trade fixtures which Tenant brings to the Demised Premises.  In addition, Landlord acknowledges that Tenant may, from time to time, offer all or portions of such equipment and trade fixtures as collateral for obligations to lenders.  Landlord will promptly execute such reasonable documentation as Tenant may request in order to evidence to any such lender Landlord’s lack of any claim to such equipment and trade fixtures.

ARTICLE XII

DEFAULTS OF TENANT

12.1                           Events of Default.  Any one or more of the following events shall be an event of default by Tenant (“Event of Default”) under this Lease:

(a)                                  Tenant fails to pay any Base Rent or Additional Rent or any other sum required by this Lease to be paid by Tenant, within five (5) days after notice from Landlord that such Rent is due;

(b)                                 Tenant fails to perform or comply with any other term hereof, and such failure shall continue for more than thirty (30) days after notice thereof from Landlord, and Tenant shall not within such period commence with due diligence and thereafter dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default;

(c)                                  Tenant makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due or files a petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statutes, law or regulation, or files an answer admitting or fails to reasonably contest the material allegations of a petition filed against it in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties (provided, however, that this Section 12.1(c) shall apply only to the extent it is enforceable under applicable law); or

(d)                                 Within ninety (90) days after the commencement of any  proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding has not been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment has not been vacated (provided, however, that this Section 12.1(d) shall apply only to the extent it is enforceable under applicable law); or

(e)                                  Tenant permits the abandonment or nonoccupancy of the entire Demised Premises (except for temporary vacancies or portions thereof, or to the extent caused by damage, destruction or condemnation).

12.2                           Landlord’s Remedies.  Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, shall have, in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

(a)                                  Terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Base Rent or Additional Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)                                     The worth at the time of award of any unpaid Base Rent and Additional Rent which has been earned at the time of such termination; plus

(ii)                                  The worth at the time of award of the amount by which the unpaid Base Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)                               The worth at the time of award of the amount by which the unpaid Base Rent and Additional Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)                              Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)                                 Such other amounts in addition to or in lieu of the  foregoing as may be permitted from time to time by applicable law.

The term “Rent” as used in this Section 12.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in subsections (i) and (ii), above, the “worth at the time of award” shall be computed at the Maximum Rate of Interest.  As used in subsection (iii), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  Nothing herein shall be deemed to relieve Landlord of its obligation to mitigate its damages following an Event of Default.

12.3                           Right to Collect Rent as Due.  Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Base Rent and Additional Rent as they become due.

12.4                           New Lease Following Termination.  In the event Landlord elects to terminate this Lease and relet the Premises, it may execute any new lease in its own name.  Tenant hereunder shall have no right or authority whatsoever to collect any Base Rent, Additional Rent or other sums from such tenant.  The proceeds of any such reletting shall be applied as follows:

(a)                                  First, to the payment of any indebtedness other than Base Rent or Additional Rent due hereunder from Tenant to Landlord, including but not limited to storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b)                                 Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable, and reasonable attorneys’ fees incurred by Landlord in connection with the retaking of the Demised Premises and such reletting;

(c)                                  Third, to the payment of Base Rent, Additional Rent and other charges due and unpaid hereunder; and

(d)                                 Fourth, to the payment of future Base Rent, Additional Charges and other damages payable by Tenant under this Lease.

12.5                           Cumulative Rights; No Waiver.  All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be non-exclusive and cumulative.  Landlord shall have the right to pursue any or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease.  No waiver of any Event of Default of Tenant hereunder shall be implied from the acceptance by Lender of any payments due hereunder (except with respect to the amount  so collected) or any omission by Landlord party to take any action on account of such Event of Default if such Event of Default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

12.6                           Surrender of Demised Premises.  Upon any expiration or termination of this Lease, Tenant shall quit and peaceably surrender the Demised Premises and all portions thereof to Landlord, and Landlord may, upon or at any time after any such expiration or termination and without further notice, enter upon and reenter the Demised Premises and all portions thereof and possess and repossess itself thereof by force, summary proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and all portions thereof and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.

12.7                           Interest on Unpaid Amounts.  If Tenant shall commit an Event of Default, Landlord may cure the same, but shall not be required to do so, as provided in, and subject to, Section 11.1 above, and in exercising any such right, may employ counsel and pay necessary and incidental costs and expenses, including reasonable attorneys’ fees.  All reasonable sums so paid by Landlord, and all reasonable and necessary costs and expenses, including reasonable attorneys’ fees, in connection with the performance of any such act by Landlord, together with interest thereon at the Maximum Rate of Interest from the date of making such expenditure by

Landlord, shall be deemed Additional Rent hereunder and, except as is otherwise expressly provided herein, shall be payable to Landlord within ten (10) days after written demand, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of monthly Base Rent.  Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or not incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease and the dollar limits of the insurance actually carried by Tenant) and reasonable costs and expenses, including reasonable attorneys’ fees, suffered or incurred by reason thereof occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

ARTICLE XIII

DESTRUCTION AND RESTORATION

13.1                           Repair of Damage to Demised Premises by Landlord.  Tenant shall promptly notify Landlord of any damage to the Demised Premises or other portion of the Project resulting from fire or any other casualty.  If Demised Premises or any Common Areas serving or providing access to the Demised Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article XIII, restore the Shell and Core Improvements of the Southern Building, the Improvements and such Common Areas and such restoration shall be to substantially the same condition of the Shell and Core Improvements, the Improvements and the Common Areas prior to the casualty and substantially in accordance with the Plans and Specifications, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on such the Buildings or Project. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Demised Premises or Common Areas necessary to Tenant’s use, access or occupancy, Landlord shall allow Tenant a proportionate abatement of Base Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased (or required to be purchased) by Landlord as part of Operating Expenses, during the time and to the extent the Demised Premises cannot be reasonably used (and is not used) for the operation of Tenant’s business, and not occupied by Tenant as a result thereof for the conduct of Tenant’s business.

13.2                           Landlord’s Option to Repair.  Notwithstanding the terms of Section 13.1 of this Lease, Landlord may elect not to rebuild and/or restore the Demised Premises, Southern Building and/or Project Common Areas; and instead terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date Landlord learns of the necessity for repairs as the result of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Demised Premises, but Landlord may so elect only if (i) the Southern

Building or Project Common Areas shall be damaged by fire or other casualty or cause, and the damage not fully covered, except for deductible amounts (which deductible amounts shall be an Operating Expense), by Landlord’s insurance policies carried or required to be carried by Lender under this Lease exceeds $50,000 (“Landlord’s Threshold”) and (ii) Tenant is not willing to fund Tenant’s Percentage of the amount of the shortfall in excess of Landlord’s Threshold. Notwithstanding the foregoing, if this Lease is terminated by Landlord pursuant to this Section 13.2, and Landlord shall thereafter elect, within six (6) months after the date of such termination, to rebuild the Southern Building, Tenant shall have the right to reinstate this Lease by written notice to Landlord within ten (10) days after Tenant’s receipt of notice from Landlord that Landlord has so elected to rebuild.  Tenant’s failure to so notify Landlord within such 10-day period shall be deemed to constitute Tenant’s waiver of the right to so reinstate this Lease.

13.3                           Landlord’s or Tenant’s Option to Terminate.  Notwithstanding the terms of Section 13.1 of this Lease, either Landlord or Tenant may elect to terminate this Lease by notifying the other in writing of such termination within ninety (90) days after the date Landlord learns of the necessity of repairs as a result of such damage in the case of Landlord or within thirty (30) days of the date Tenant receives Landlord’s written estimate of the time to complete such repairs in the case of Tenant, such notice to include a termination date giving Tenant ninety (90) days to vacate the Demised Premises, but Landlord or Tenant, whichever is the case, may so elect only if the Demised Premises shall be damaged by fire or other casualty or cause and the repairs cannot reasonably be substantially completed within one hundred eighty (180) days after the date Landlord learns of the necessity for repairs as a result of the damage (when such repairs are made without the payment of overtime or other premiums).  In addition, Tenant shall also have the right to terminate this Lease in the event Landlord does not, subject to Force Majeure,  commence such repairs within ninety (90) days after the date that Landlord learns of the necessity of repairs as a result of such damage or, subject to Force Majeure, Landlord does not substantially complete such repairs within one hundred eighty (180) days after the date Landlord learns of the necessity for repairs as a result of such damage, such termination to be effective if notice thereof is delivered in writing to Landlord at any time prior to the date Landlord has commenced or substantially completed (as the case may be) such repairs prior to receipt of Tenant’s termination notice.

13.4                           Waiver of Statutory Provisions.  The provisions of this Lease, including this Article XIII, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Demised Premises, the Buildings or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Demised Premises, the Southern Building or the Project.

13.5                           Damage Near End of Term.  In the event that the Demised Premises, the Southern Building, or the Project Common Areas are destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article XIII, Landlord shall have the option to terminate this Lease and, to the extent such damage or destruction was not caused as a result of the negligence or willful misconduct of Tenant or any of Tenant Parties, Tenant shall have the option to terminate this Lease by giving written termination notice to Landlord of the exercise of such option within thirty (30) days after Landlord learns of the necessity for repairs as the result of such damage or destruction or thirty (30) days after Tenant received notice from Landlord of the expected time to complete such repairs.  If either Landlord or Tenant exercises such option to terminate this Lease as provided above, (i) this Lease shall cease and terminate as of the date of such notice, (ii) Tenant shall pay the Base Rent and Additional Rent due, properly apportioned up to such date of termination, and (iii) both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.  Notwithstanding the foregoing, if Tenant exercises an Extension Option, Landlord shall not have any right to terminate this Lease under this Section 13.5.

ARTICLE XIV

CONDEMNATION

14.1                           Condemnation of Entire Demised Premises.  If, during the Initial Term of this Lease or any extension or renewal thereof, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the “Proceedings”), this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Proceedings.

In any taking of the Demised Premises, or any portion thereof,  whether or not this Lease is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Improvements, except as otherwise provided in Section 14.3 with respect to the restoration of the Improvements, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises or any portion thereof, except that  Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any award which may be made for damages to or condemnation of Tenant’s movable trade fixtures and equipment, for goodwill and for Tenant’s relocation costs in connection therewith.

14.2                           Partial Condemnation/Termination of Lease.  If, during the Term of this Lease an amount less than the entire Demised Premises shall be taken in such Proceedings with the result that it will materially and adversely interfere with Tenant’s enjoyment and intended use (as described in Section 4.1, hereof), as reasonably determined by Tenant, Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises.  Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless (a) the business of Tenant conducted in the portion of the Demised Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Demised Premises, and (b) Landlord does not construct or secure in the Project, within ninety (90) days after the vesting of title or possession in such Proceedings, substantially similar space to the space so taken and as a substantially integrated whole with the remaining portion of the Demised Premises.  Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date no more than sixty (60) days after the giving of such notice as the date for such termination.  Upon the date specified in such notice, the Term of this Lease, and all right, title and interest of Tenant hereunder, shall cease and come to an end.  If this Lease is terminated as provided in this Section 14.2, Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, and compensation to Landlord, and Tenant hereby waiving any right Tenant now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises or any portion thereof or its interest in this Lease, except as otherwise provided in Section 14.1.  The right of Tenant to terminate this Lease as provided in this Section 14.2, shall not cure or otherwise release Tenant from any then existing breach of Tenant’s performance of any of the terms, covenants or conditions of this Lease on its part to be performed.  In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Section 14.3 hereof.

14.3                           Partial Condemnation/Continuation of Lease.  If this Lease is not terminated as provided in Section 14.2 hereof, then this Lease shall, upon vesting of title or possession in the Proceedings, terminate as to the parts so taken, and Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof except as otherwise provided in Section 14.1, Tenant hereby waiving any right Tenant now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises or any portion thereof or its interest in this Lease, except as otherwise provided in Section 14.1 and except that Tenant shall have the right to apply to Landlord for reimbursement as hereinafter provided from such funds as specified in this Section 14.3.  The net amount of the award (after deduction of all costs and expenses, including attorneys’ fees) shall be held by Landlord (or Landlord’s lender) and applied as hereinafter provided.  Landlord, in such case, covenants and agrees, at Landlord’s sole cost and expense promptly to restore that portion of the Improvements on the Demised Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as provided in this Lease.  In the event that the net amount of the award (after deduction of all costs and expenses, including attorneys’ fees) that may be received by Landlord in any such Proceedings for physical damage to the Improvements as a result of such taking, and held by Landlord (or Landlord’s lender) for restoration of the Demised Premises, is insufficient to pay all costs of such restoration work, Landlord shall pay the difference. Tenant shall not be liable for any additional sum.

14.4                           Continuance of Obligations.  In the event of any termination of this Lease or any part thereof as a result of any such Proceedings, Tenant shall pay to Landlord all Base Rent, all Additional Rent and other charges payable hereunder with respect to that portion of the Demised Premises so taken in such Proceedings with respect to which this Lease shall have terminated justly apportioned to the date of such termination.  From and after the date of vesting of possession in such Proceedings, Tenant shall continue to pay the Base Rent, Additional Rent and other charges payable hereunder as in this Lease provided to be paid by Tenant, subject to an abatement of a just and proportionate part of the Base Rent according to the extent and nature of such taking as provided for in Sections 14.3 and 14.5 hereof in respect to the Demised Premises remaining after such taking.

14.5                           Adjustment of Rent.  In the event of a partial taking of the Demised Premises and/or Common Areas under Sections 14.2 or 14.3 hereof in which  case this Lease is not terminated, the Base Rent for the period from and after the date of vesting of title or possession in such Proceedings, until the termination of this Lease with respect to such portion of the Demised Premises, shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the value of the Demised Premises after such taking (and once any restoration is complete, the value after the same shall have been restored to a complete architectural unit), and the denominator of which is the value of the Demised Premises prior to such taking.

ARTICLE XV

ASSIGNMENT, SUBLETTING, ETC.

(a)                                  Restriction on Transfer.  Tenant shall not sublet the Demised Premises or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises or any portion thereof without obtaining Landlord’s prior written consent in each and every instance.  Landlord’s consent to an assignment or subletting under this Section 15.1 shall not be unreasonably withheld or delayed, provided at the time of any assignment or subletting and at the time Tenant requests Landlord’s written consent thereto, this Lease must be in full force and effect and Tenant shall not be in material default under this Lease beyond any applicable cure periods.

(b)                                 Any such assignee shall assume, by written, recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant’s obligations under this Lease from and after the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof.  A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by assignee, together with a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing the execution and delivery of such assumption agreement, shall be sent to Landlord ten (10) days after the effective date of such assignment.

(c)                                  In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord ten (10) days after to the effective date of such subletting, which sublease shall be in form and content acceptable to Landlord.

(d)                                 Each sublease permitted under this Section 15.1 shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder; and (iii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord’s option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease.

(e)                                  Tenant agrees to pay on behalf of Landlord any and all reasonable costs of Landlord, including reasonable attorneys’ fees paid or payable to outside counsel, occasioned by such assignment or subletting, but not to exceed One Thousand Dollars ($1,000.00).

15.2                           Transfer to Affiliates; Sale or Merger.  Notwithstanding the foregoing provisions of Section 15.1, Tenant shall be permitted to assign or sublet the Demised Premises or Tenant’s rights under this Lease, without Landlord’s prior consent, in connection with (i) an initial public offering of Tenant’s stock, (ii) the sale or transfer of substantially all of the assets of Tenant or the merger or consolidation of Tenant into or with another entity, provided the buyer, transferee or merged entity has an owner’s equity which, as of the date of such sale or transfer, is at least as much as is Tenant’s as of the date of this Lease; or (iii) to an Affiliate (as defined below) of Tenant, provided, that in any such case Tenant shall be required to give Landlord written notice of that assignment or subletting within thirty (30) days thereafter, including written evidence of the identity of the assignee or sublessee (actual or deemed) and its affiliation with Tenant.  In no event shall such transfer be permitted under this Article XV be a subterfuge by Tenant to avoid its obligations under this Lease.  The term “Affiliate” means an entity that controls, is controlled by, or is under common control with Tenant and the term “control” shall mean the ownership, directly or indirectly, of at least fifty percent (50%) of the outstanding voting interests of an entity.

15.3                           Restriction Against Further Assignment.  Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Demised Premises or any portion thereof or to any assignment of this Lease or of Tenant’s interest or estate in the Demised Premises, except as provided in Section 15.2 above, no sublessee shall assign its sublease nor further sublease the Demised Premises or any portion thereof, and no assignee shall further assign its interest in this Lease or its interest or estate in the Demised Premises or any portion thereof, nor sublease the Demised Premises or any portion thereof, without Landlord’s prior written consent in each and every instance, which consent shall not be unreasonably withheld or unduly delayed.  No such assignment or subleasing (including any such assignment or subletting permitted under Section 15.2 above) shall relieve Tenant from any of Tenant’s obligations contained in this Lease.

15.4                           Transfer Premium.

15.4.1                  Definition of Transfer Premium.  If Landlord consents (or is deemed to have consented) to an assignment, subletting, or other transfer by Tenant (collectively, “Transfer”), as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay, except as otherwise provided in this Article XV, pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 15.4, received by Tenant from any such transferee (“Transferee”).  This Section 15.4 shall not be applicable with respect to any transfer permitted under Section 15.2 above.  “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Base Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Demised Premises is transferred, after deducting the reasonable expenses incurred by Landlord or Tenant for (i) any changes, alterations and improvements to the Demised Premises in connection with the Transfer, and (ii) any brokerage commissions, reasonable attorneys’ and architectural fees, reasonable advertising costs and other reasonable costs incurred in connection with the Transfer (collectively, the “Subleasing Costs”).  “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee.

15.4.2                  Payment of Transfer Premiums.  The determination of the amount of the Transfer Premium shall be made on an annual basis in accordance with the terms of this Section 15.4.2, but an estimate of the amount of the Transfer Premium shall be made each month and one-twelfth of such estimated amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer.  If the payments to Landlord under this Section 15.4.2 during the twelve (12) months preceding each annual reconciliation exceed the amount of Transfer Premium determined on an annual basis, then Landlord shall credit the overpayment against Tenant’s future obligations under this Section 15.4.2 or if the overpayment occurs during the last year of the Transfer in question, refund the excess to Tenant.  If Tenant has underpaid the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord promptly, but in no event later than the next date for payment of Basic Rent hereunder.  For purposes of calculating the Transfer Premium on an annual basis, Tenant’s Subleasing Costs shall be deemed to be offset against the first Base Rent, Additional Rent or other consideration payable by the Transferee, until such Subleasing Costs are exhausted.

15.4.3                  Calculations of Rent.  In the calculation of the Rent, as it relates to the Transfer Premium calculated under Section 15.4.1 above, the Rent paid during each annual period for the Subject Space by Tenant, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance.  For purposes of calculating any such effective rent, all such concessions shall be amortized on a straight-line basis over the relevant term.

15.5                           Landlord’s Recapture Option.  Notwithstanding anything to the contrary contained in this Article XV, in the event that, following any proposed Transfer, Tenant would not occupy at least fifty percent (50%) of the rentable square footage of the original Demised Premises, Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any Transfer notice, to recapture the space Tenant proposes to Transfer (“Subject Space”).  Such recapture shall cancel and terminate this Lease, with respect to the Subject Space as of the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in such Transfer notice.  This Section 15.5 shall not apply to any Transfer pursuant to Section 15.2.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Demised Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Demised Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to timely elect to recapture the Subject Space under this Section 15.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to transfer the Subject Space to the proposed Transferee, subject to the provisions of this Article XV.  Notwithstanding the foregoing, in the event Landlord elects to recapture the Subject Space, Tenant shall have the right, by delivering written notice to Landlord within five (5) days after Tenant’s receipt of Landlord’s termination notice, to withdraw Tenant’s request for such Transfer in which event Tenant shall have no right to transfer the Subject Space to the proposed Transferee and Landlord’s termination rights under this Section 15.5 shall be of no further force and effect with respect to such proposed Transfer.

15.6                           Tenant’s Failure to Comply.  Tenant’s failure to comply  with all of the foregoing provisions and conditions of this Article XV shall, at Landlord’s option, render any purported assignment or subletting null and void and of no force and effect.

ARTICLE XVI

SUBORDINATION, NONDISTURBANCE, NOTICE TO
MORTGAGEE AND ATTORNMENT

16.1                           Subordination by Tenant.  This Lease and all rights of Tenant therein and all interest or estate of Tenant in the Demised Premises or any portion thereof shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature (collectively, “Mortgage”), which at any time after the date of this Lease may be placed upon the Demised Premises or any portion thereof, and to each and every advance made under any such Mortgage.  Tenant agrees at any time hereafter, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage.  It is agreed, nevertheless, that so long as Tenant is not in material default under this Lease beyond any applicable cure periods, that such subordination agreement or other instrument, release or document shall not interfere with, hinder or molest Tenant’s right to quiet enjoyment under this Lease, shall not modify the terms of this Lease, nor the right of Tenant to continue to occupy the Demised Premises and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease.  The lien of any such Mortgage shall not cover Tenant’s trade fixtures or other personal property located in or on the Demised Premises.  Landlord shall deliver to Tenant a commercially reasonably nondisturbance agreement executed by all lenders having a lien on the Demised Premises within thirty (30) days after the date of this Lease as a condition precedent in Tenant’s favor, and from each future lender as a condition to Tenant’s subordination or attornment hereunder.

16.2                           Landlord’s Default.  In the event of any act or omission of Landlord constituting a default by Landlord, other than Landlord’s failure to have the Improvements substantially completed on a timely basis as provided in Article II and to make the same fully available to Tenant as therein provided, Tenant shall not exercise any remedy until Tenant has given Landlord and any mortgagee whose name and address have been previously provided to Tenant prior written notice of such act or omission and until a 30-day period of time to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided, however,  if such act or omission cannot with due diligence and in good faith be remedied within such 30-day period, Landlord and/or mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it shall have commenced remedying the same with due diligence and in good faith within said 30-day period.  In the event any act or omission of Landlord which constitutes a Landlord’s default hereunder results in an immediate threat of bodily harm to Tenant’s employees, agents or invitees or damage to Tenant’s property, or exposes Tenant to criminal liability, Tenant may proceed to cure the default without prior notice to Landlord or its mortgagee; provided, however, in that event Tenant shall give written notice to Landlord and its mortgagee as soon as possible after commencement of such cure.  Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

16.3                           Attornment.  Subject to Section 16.1 above, if any mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, upon the written request of such mortgagee so succeeding to Landlord’s rights hereunder, Tenant shall attorn to and recognize such mortgagee as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage).  In the event of any other transfer of Landlord’s interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

ARTICLE XVII

SIGNS

17.1                           General.  Tenant shall have no right to install or maintain any Tenant identification signs (or any other signs, banners or other such displays) in any location on any Building or in the Project which may be visible from the exterior of any Building, unless such signs (i) shall have been expressly approved by Landlord (which approval shall not be unreasonably withheld or delayed) prior to the installation thereof, and (ii) are consistent and compatible with (a) all governmental regulations and requirements and (b) the signage criteria for the Business Park and Project (“Signage Criteria”) in the form attached to the Business Park CCR’s, and (c) the CCR’s for the Business Park.

17.2                           Tenant’s Exterior Signage Rights.  Provided the conditions set forth in Section 17.1 above have been satisfied, Tenant shall, at Tenant’s sole cost and expense, have the following rights during the Lease Term with respect to Tenant’s Signs:  (i) the right to install identity signage on the top of the front facade of the exterior of the Southern Building in the one (1) location depicted on Exhibit ”E” attached hereto and (ii) have the nonexclusive right to have its professional name displayed on the Southern Building monument sign in the location depicted on Exhibit ”E” attached hereto.  As used herein, “Tenant’s Signs” shall mean all signage rights granted to Tenant pursuant to this Article XVII.  The specifications, plans and elevations for Tenant’s Signs (including the graphics, materials, color, design, lettering, height, lighting, size and quality) shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed and shall be consistent with the Signage Criteria for the Business Park and Project.  Tenant shall, at Tenant’s sole cost and expense, remove any existing exterior signage replaced by Tenant’s Signs placed on the exterior of the Southern Building.  Tenant’s Signs shall be installed under the supervision of Landlord by a contractor approved by Landlord and shall be installed in a lien-free manner in accordance with the provisions of the Lease.  Tenant’s Signs shall be maintained, at the sole cost and expense of Tenant, pursuant to a maintenance program approved and supervised by Landlord.  Tenant shall, at Tenant’s sole cost and expense (subject to Landlord’s supervision), cause Tenant’s Signs to be removed and the Southern Building and the Project to be restored to the condition existing prior to the placement of such Tenant’s Signs at the expiration or earlier termination of Tenant’s Lease (or such earlier time as Tenant elects or is required to remove any such Tenant Signs).  If Tenant fails to remove Tenant’s Signs and restore the Southern Building and the Project as provided above within thirty (30) days following Landlord’s demand therefor, then Landlord may perform such work and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within fifteen (15) days following Landlord’s delivery to Tenant of an invoice therefor.

17.3                           Tenant’s Interior Signage Rights.  Tenant shall have the nonexclusive right, at Tenant’s sole cost and expense, to have its identity displayed on the lobby directory or marquee of the Southern Building.  Tenant shall also have the right to install other signage identifying Tenant on the second floor of the Southern Building which interior signage shall be in compliance with the Signage Criteria.  Such second floor identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Buildings and shall comply with Landlord’s Building standard signage program.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Demised Premises), or other items visible from the exterior of the Demised Premises or the Project, shall be subject to the prior approval of Landlord, in its reasonable discretion.

ARTICLE XVIII

FINANCIAL STATEMENTS OF TENANT

Not more often than once in any twelve (12) month period or at any time during the continuance of an Event of Default, at Landlord’s request, Tenant shall provide Landlord with Tenant’s most recent financial statements in form and content reasonably satisfactory to Landlord and Landlord’s lenders (which, if Tenant is an entity which files periodic financial disclosures to securities regulatory authorities, shall be those which are periodically filed with those authorities).  Landlord may provide copies of those financial statements to current and prospective lenders, investors and buyers, identified in writing to Tenant, for examination and review.  Landlord shall keep all such financial statements strictly confidential and may provide copies of such financial statements to such other parties only upon receiving in return a covenant from each recipient that such recipient shall keep the financial statements confidential except with the prior written consent of Tenant.

ARTICLE XIX

CHANGES AND ALTERATIONS

Tenant shall have the right at any time, and from time to time during the Term of this Lease, to make such changes and alterations to the interior of the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which changes and alterations (other than changes or alterations of Tenant’s movable trade fixtures and equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

(a)                                  Permits.  No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant’s sole cost and expense, provided such applications do not cause Landlord to become liable for any cost, fees or expenses.

(b)                                 Compliance with Plans and Specifications.  Before commencement of any change, alteration, restoration or construction (hereinafter sometimes referred to as “Work”) involving an estimated cost of more than Ten Thousand Dollars ($10,000.00), or which, (i) in Landlord’s reasonable judgment, would affect any Building Systems and Equipment, (ii) require structural changes to the Demised Premises or any portion of the Southern Building, (iii) are visible from the exterior of the Demised Premises or (iv) would, in Landlord’s reasonable judgment, materially increase the maintenance and repair obligations of Landlord hereunder, Tenant shall (i) furnish Landlord with detailed plans and specifications of the proposed change or alteration; (ii) obtain Landlord’s prior written approval of a licensed architect or licensed professional engineer selected and paid for by Tenant who shall approve any such work (hereinafter referred to as “Alterations Architect or Engineer”); and (iii) obtain Landlord’s prior written approval (which shall not be unreasonably withheld or delayed) of detailed plans and specifications prepared and approved in writing by said Alterations Architect or Engineer and of each amendment and change thereto.

(c)                                  Value Maintained.  Any change or alteration shall, when completed, be of such character so as not to reduce the value of the Demised Premises or the Buildings to which such change or alteration is made below its value or utility to Landlord immediately before such change or alteration, nor shall such change or alteration reduce the area or cubic content of the Demised Premises or Buildings to use without Landlord’s express written consent.

(d)                                 Compliance with Laws.  All Work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Demised Premises are situated, and in compliance with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are located or any other body exercising similar functions.  The cost of any such change or alteration shall be paid in cash so that the Demised

Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Demised Premises or any portion thereof.  The Work or any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted.  Tenant or Tenant’s contractor or subcontractor shall obtain and maintain at its sole cost and expense during the performance of the Work workers’ compensation insurance covering all persons employed in connection with the Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premises or any interest therein, together with comprehensive general liability insurance for the mutual benefit of Landlord and Tenant with limits of not less than One  Million Dollars ($1,000,000.00) in the event of injury to one person, One Million Dollars ($1,000,000.00) in respect to any one accident or occurrence, and Five Hundred Thousand Dollars ($500,000.00) for property damage, and the fire insurance with “extended coverage” endorsement required by Section 6.1 hereof shall be supplemented with “builder’s risk” insurance on a completed value form or other comparable coverage on the Work if the cost of such work will be in excess of Fifty Thousand Dollars ($50,000.00).  All such insurance shall be in a company or companies authorized to do business in the state in which the Demised Premises are located and reasonably satisfactory to Landlord, and all such policies of insurance or certificates of insurance shall be delivered to Landlord endorsed “Premium Paid” by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord.

(e)                                  Property of Landlord.  All improvements and alterations (other than Tenant’s movable trade fixtures, furniture and equipment) made or installed by Tenant shall, immediately upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the Term of this Lease unless and to the extent Tenant is required or permitted to remove the same upon termination or expiration of the Term as provided in subsection (g), below, in which event they shall become the property of Tenant, provided that Tenant shall be required to restore the Demised Premises in accordance with Section 19(g), below.

(f)                                    Removal of Improvements.  As a condition to granting approval for any changes or alterations, Landlord may require Tenant, by written notice to Tenant given at or prior to the time of granting such approval, to remove any improvements, additions or installations installed by Tenant in the Demised Premises at Tenant’s sole cost and expense at the end of the term of this Lease and repair and restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Tenant shall remove shall be those specified in such notice.  All improvements, additions or installations installed by Tenant which did not require Landlord’s prior approval shall be removed by Tenant as provided for in this Section 19(f), unless such improvements, additions or installations do not adversely affect Landlord’s ability to re-lease the Demised Premises.  Prior to making any improvements, additions or alterations that do not require Landlord’s approval, Tenant may request Landlord to specify whether Landlord considers such improvements, additions or installations to be of the type that would adversely affect Landlord’s ability to re-lease the Demised Premises if not removed by Tenant.  Notwithstanding anything to the contrary contained herein, Tenant shall have the right to remove any improvements, additions or alterations installed by Tenant and at its expense upon expiration or earlier termination of the Term so long as Tenant repairs any damage caused by such removal at its sole cost and expense and returns the applicable portion of the Demised Premises to its original condition prior to the installation of such improvement, addition or alteration.

(g)                                 Reasonable Consent.  All consents required of Landlord under this Article XIX shall not be unreasonably withheld or delayed by Landlord.

(h)                                 Notice to Landlord.  Regardless of whether Landlord’s consent is required to any change or alteration to the Demised Premises made or to be made by Tenant, such changes or alterations shall not be commenced until two (2) business days notice after Landlord has received notice from Tenant stating the date such changes or alterations are to commence so that Landlord can post and record an appropriate notice of nonresponsibility.

ARTICLE XX

ATTORNEYS’ FEES

In the event of any litigation, arbitration, mediation or any other action taken by either party to this Lease to enforce any provision of this Lease, enforce any remedy available upon default under this Lease, or seek a declaration of the rights of a party under this Lease, the prevailing party shall be entitled to recover in such action such attorneys’ fees and costs as may be reasonably incurred, including, without limitation, the costs of reasonable investigation, preparation and professional or expert consultation, travel expenses, costs on appeal, court reporter fees and expenses, incurred by reason of such litigation, arbitration or other action.  All other attorneys’ fees and cost relating to the negotiation and documentation of this Lease and the transactions described herein shall be borne by the party incurring the same.

ARTICLE XXI

BROKERS

Tenant and Landlord represent that they have dealt only with Colliers International, as broker, in connection with this Lease.  Landlord shall be responsible for paying the commissions owing to such broker under a separate written agreement between Landlord and such broker.  Tenant and Landlord will indemnify, defend and hold the other harmless from and against any loss, cost or expense, including, but not limited to, reasonable attorneys’ fees and court costs, resulting from any claim for a fee or commission by any other broker or finder resulting from their own actions.

ARTICLE XXII

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount of One Hundred Eleven Thousand Five Hundred Thirty and 25/100 Dollars ($111,530.25).  Provided Tenant has not at any time during the Term of this Lease been delinquent in the payment of Rent for more than five (5) days after receipt of the written notice referenced in Section 12.1(a) hereof:  (a) Thirty-Seven Thousand

One Hundred Seventy-Six and 75/100 Dollars ($37,176.75) of the Security Deposit shall be credited toward the payment of Rent for the thirteenth (13th) month of the Initial Term and (b) an additional Thirty-Seven Thousand One Hundred Seventy-Six and 75/100 Dollars (37,176.75) of the Security Deposit shall be credited toward the payment of Base Rent for the twenty-fifth (25th) month of the Initial Term. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term.  If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default.  If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount (as may be increased hereunder), and Tenant’s failure to do so shall be a default under this Lease.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within thirty (30) days following the expiration of the Lease Term.  Tenant shall not be entitled to any interest on the Security Deposit. Notwithstanding the foregoing, in lieu of cash, Tenant shall have the right at any time to deliver the Security Deposit in the form of either (a) an irrevocable letter of credit in favor of Landlord in the amount of the Security Deposit and issued by a financial institution and otherwise in a form and substance reasonably acceptable to Landlord or (b) a CD payable to Landlord issued by a national bank or federal savings and loan association in the amount of Security Deposit, in which case Landlord shall, within five (5) days thereafter, return to Tenant the amount of any cash Security Deposit previously delivered by Tenant.  In the event Tenant elects to deliver the Security Deposit in the form of a CD, any interest earned upon such CD shall belong to Tenant, so long as there is no uncured Event of Default by Tenant under this Lease.  Landlord may apply the CD as if it were cash in the manner described in this Article XII above.

ARTICLE XXIII

TENANT PARKING

Commencing on the Commencement Date, Tenant shall have the right, at no cost to Tenant during the Lease Term, to four (4) parking privileges for each 1,000 usable square feet of the Demised Premises, which parking privileges shall pertain to the Project parking facilities.  Such parking privileges shall permit Tenant and its employees to use, on a nonexclusive, as-available basis, together with other tenants and their respective employees, any undesignated, unreserved spaces available in such parking facility from time to time.  Tenant’s continued right to use the parking privileges is conditioned upon Tenant abiding by all reasonable, nondiscriminatory rules and regulations which are prescribed from time to time for the orderly operation and use of the Project parking facility and upon Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations.  Such rules and regulations shall provide that Tenant shall pay Landlord’s then current charge for any replacement of any Tenant parking pass card, if any, which is lost, stolen, damaged or destroyed

Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.  Tenant’s parking privileges under this Article XXIII are provided to Tenant solely for use by Tenant’s own personnel and its guests, customers and invitees and, except as provided in Section 15.2, such privileges may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.  The parking privileges allocated to Tenant are not for long term (i.e., more than 48 hours) storage of automobiles, or for short or long term storage of boats, trailers, recreational vehicles, motorcycles or other vehicles or equipment.

ARTICLE XXIV

[INTENTIONALLY DELETED]

ARTICLE XXV

MISCELLANEOUS PROVISIONS

25.1                           Entry by Landlord.  Tenant agrees to permit Landlord and  authorized representatives of Landlord to enter upon the Demised Premises at all reasonable times during ordinary business hours upon at least two (2) business day’s advance notice to Tenant for the purpose of inspecting the same and making any repairs required to be made thereto by Landlord under the terms of this Lease, or as required to be made thereto by Tenant under the terms of this Lease provided that Landlord shall have first given written notice to Tenant to make such repairs and Tenant shall have failed to make such repairs within thirty (30) days after notice; provided, however, Tenant shall be allowed such further period of time as may be provided in Section 12.1(b); and, provided further, that Landlord shall be allowed to enter upon the Demised Premises during an emergency.  Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform the same.  Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment in areas designated by Tenant.  Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making such repairs or the performance of any such work in or about the Demised Premises or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever; except that Landlord shall use its best efforts to not unreasonably interfere with Tenant’s use of the Demised Premises, or any portion thereof, by reason of Landlord’s making such repairs or the performance of any such work in or about the Demised Premises or on account of bringing materials, supplies and equipment into, upon or through the Demised Premises during the course thereof.  Tenant may accompany Landlord on any inspection or entry by Landlord.  Notwithstanding anything to the contrary contained herein, Tenant shall have the right to have its representative accompany Landlord and any other party entering the Demised Premises at all times during any entry upon the Demised Premises permitted by this Section or any other provision of this Lease.  In addition, Landlord agrees that it will comply with any reasonable precautions required by Tenant to protect Tenant’s trade secrets, intellectual property and other confidential or proprietary documents and information during any such entry upon the Demised Premises.

25.2                           Exhibition of Demised Premises.  Landlord is hereby given the right during usual business hours upon at least two (2) business days’ advance notice to Tenant at any time during the Term of this Lease to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same.  During the final year of the Term, Landlord shall be entitled (i) to display on the Demised Premises in such manner as to not unreasonably interfere with Tenant’s business, signs reasonably approved as to design and location by Tenant indicating that the Demised Premises are for rent and/or sale and suitably identifying Landlord or its agent, and (ii) upon at least two (2) business days’ advance notice to Tenant, to exhibit the Demised Premises to prospective tenants.

25.3                           Workout Facility.  The Shell and Core Improvements shall include a workout facility (“Workout Facility”), which Workout Facility will be located in the Southern Building.  Fifty percent (50%) of the square footage of the Workout Facility shall be allocated to and be included in the rentable square footage of the Southern Building and, as a result thereof, the Base Rent payable with respect to the Southern Building shall be increased to reflect the portion of the Demised Premises located in the Southern Building’s prorata share of such additional rentable square footage.  The cost of maintaining and repairing the Workout Facility (including, but not limited to, the maintenance, repair and replacement of all exercise machines and equipment) shall be an Operating Expense.  The Workout Facility shall be considered a Project Common Area available for use by Tenant and, at Landlord’s discretion, any other tenants of the Project.

25.4                           Notices.  All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing, and shall be sent by United States registered or certified mail, postage prepaid, by an independent overnight courier service marked for next business day delivery, or by telephonic facsimile transmission with automatic written time and date confirmation of delivery transmitted between the hours of 9:00 A.M. and 5:00 P.M. (time zone of recipient, but only if confirmed within two (2) business days by receipt of a mailed or personally delivered copy), and addressed as follows:

Sorrento Wateridge Partners, L.P.

c/o The Allen Group

6005 Hidden Valley Road, Suite 150

Carlsbad, California  92009

Attention:  Kevin A. Noell

Facsimile:  (760) 707-1909

To Tenant:

American Residential Investment Trust, Inc.

10421 Wateridge Circle

San Diego, CA  92121

Attention:  Ken Walker

Facsimile:  (858) 350-6484

or at such other place as a party hereto may from time to time designate by written notice thereof to the other.  Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed received three (3) days after delivery to United States mail, one (1) business day after delivery to an overnight courier service, or at the time such notice, demand or request shall be transmitted by facsimile (if confirmed as written above).

25.5                           Quiet Enjoyment.  Landlord covenants and agrees that Tenant, upon paying the Base Rent and Additional Rent and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises (subject to the provisions of this Lease) during the Term of this Lease without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

25.6                           Landlord’s Continuing Obligations.  The term “Landlord,” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers or conveyance, the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in  this Lease thereafter to be performed, provided that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease, shall be paid to Tenant, and further provided that the new Landlord expressly assumes in writing for the benefit of Tenant all obligations of Landlord under this Lease.  The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the aforesaid, be binding on Landlord’s successors and assigns during and in respect of their respective successive periods of ownership.  Nothing herein contained shall be construed as relieving Landlord of its obligations under Article II of this Lease or releasing Landlord from any obligation to complete the cure of any breach by Landlord during the period of its ownership of the Demised Premises.  However, Tenant agrees to look solely to Landlord’s interest in the Land, the Buildings and the Improvements for the recovery of any judgment from Landlord, it being agreed that, if Landlord is a partnership, Landlord’s partners, whether general or limited, or if Landlord is a corporation, its directors, officers and shareholders, shall never be personally liable for any such judgments or damages.  Notwithstanding the foregoing, Landlord and its general partner shall be fully and personally liable for claims by Tenant relating to Landlord’s obligations under Sections 2.1 (the Improvements), 2.6 (Liquidated Damages for Delay in Substantial Completion), and 2.9 (Condition of Demised Premises; Limited Warranty), provided that such personal liability under Section 2.9 for defects in the Improvements for any Phase shall only apply with respect to defects of which Tenant gives Landlord notice within one (1) year after the Commencement Date or applicable Delivery Date for such Phase.

25.7                           Estoppel.  Either party shall, without charge at any time and from time to time, within ten (10) business days after written request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, purchaser or proposed purchaser, or any other person dealing with such other party:

(a)                                  That this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified and stating the modifications);

(b)                                 The dates to which the Base Rent or Additional Rent have been paid in advance.

(c)                                  Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease, and specifying such breach or default, if any, or any set-offs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease upon the part of Landlord or Tenant, as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

(d)                                 Such other statements or certificates as Landlord or any mortgagee may reasonably request.

It is the intention of the parties hereto that any statement delivered pursuant to this Section 25.7 may be relied upon by any of such parties dealing with Landlord or the Demised Premises.  Failure by Tenant to timely respond to such request shall be deemed Tenant’s certification of the accuracy of such matters.

25.8                           Delivery of Corporate Documents.  In the event that Tenant is a corporation or similar business entity (e.g., limited partnership, limited liability company or limited liability partnership), Tenant shall, without charge to Landlord, not more than once in any twelve (12) month period or any time during the continuance of an Event of Default, within ten (10) business days after written request by Landlord, deliver to Landlord, in connection with any proposed sale or mortgage of the Demised Premises, the following instruments and documents:

(a)                                  Certificate of Good Standing in the state of incorporation of Tenant and in the state in which the Demised Premises are located issued by the appropriate state authority and bearing a current date;

(b)                                 A copy of Tenant’s articles of incorporation and by-laws (or partnership or operating agreement, as the case may be) and any amendments or modifications thereof certified by the secretary or assistant secretary (or managing partner or member, as the case may be) of Tenant;

(c)                                  A written and certified confirmation from the secretary or assistant secretary (or managing partner or member, as the case may be) that (i) this Lease has been duly authorized by all necessary corporate action and is a valid and binding agreement enforceable in accordance with its terms; and (ii) Tenant is a duly organized and validly existing corporation under the laws of its state of incorporation, is duly authorized to carry on its business, and is in good standing under the laws of the state in which the Demised Premises are located, if different from the state of incorporation.

25.9                           Intentionally Omitted.

25.10                     Severability.  If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provisions, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law.

25.11                     Successors and Assigns.  The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

25.12                     Captions.  The caption of each article of this Lease is for convenience and reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease.

25.13                     Relationship of Parties.  This Lease does not create the relationship of principal and agent, partnership, joint venture,  or any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

25.14                     Entire Agreement.  All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease.  This Lease, together with the exhibits attached hereto, contains the entire agreement between the parties and shall not be modified or amended in any manner except by any instrument in writing executed by the parties hereto.

25.15                     No Merger.  There shall be no merger of this Lease or of the leasehold estate created by this Lease with any other estate or interest in the Demised Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own, directly or indirectly, (a) this Lease or the leasehold interest created by this Lease or any interest therein, and (b) any such other estate or interest in the Demised Premises, or any portion thereof.  No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate created thereby, and (2) any such other estate or interest in the Demised Premises, or any portion thereof, shall join in a written instrument expressly affecting such merger and shall duly record the same.

25.16                     Possession and Use.  Tenant acknowledges that the Demised Premises are the property of Landlord and that Tenant has only the right to possession and use thereof upon the covenants, conditions, provisions, terms and agreements set forth in this Lease.

25.17                     Surrender of Demised Premises.  Subject to the other provisions of this Lease, at the expiration of the Term of this Lease, Tenant shall surrender the Demised Premises in the same condition as they were in upon delivery of possession thereto at the Commencement Date or applicable Delivery Date, reasonable wear and tear, casualty and condemnation excepted, and shall surrender all keys to the Demised Premises to Landlord at the place then fixed for the payment of Base Rent, and shall inform Landlord of all combinations on locks, safes and vaults, if any.  Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant if so requested by Landlord, or otherwise allowed, subject to Sections 19(e) and (f).  Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed shall, at Landlord’s option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant’s cost and expense, without further notice to or demand upon Tenant, subject to applicable law and Sections 19(e) and (f).

All property of Tenant not removed on or before the last day of  the Term of this Lease shall be deemed abandoned in accordance with, and subject to, applicable law.

25.18                     Holding Over.  In the event Tenant remains in possession of the Demised Premises after expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be escalated to one hundred and twenty five percent (125%) of the then current Base Rent for the Demised Premises for the first three (3) months of such tenancy and one hundred and fifty percent (150%) of such amount thereafter, and from and after such three (3) month period, Tenant shall indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Demised Premises, including without limitation any claim made by any succeeding occupant founded on such delay.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

25.19                     Survival.  All obligations of either party (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the Term of this Lease shall survive the expiration or other termination of this Lease.

25.20                     Applicable Law.  This Lease shall be governed and interpreted in accordance with the laws of the State of California.

25.21                     Counterparts.  This Lease may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, each of the parties hereto have caused this Lease to be duly executed as of the day and year first above-written.

LANDLORD:

SORRENTO WATERIDGE PARTNERS, L.P.,
a California limited partnership

By:	Allen Development of Southern
California, LLC, a Delaware limited
liability company, General Partner

By:	/s/ Richard S. Allen
Richard S. Allen,
Chief Executive Officer

By:	/s/ Kevin A. Noell
Kevin A. Noell,
President

TENANT:

AMERICAN RESIDENTIAL INVESTMENT
TRUST, INC., a Maryland corporation

By:	/s/ Jay M. Fuller
Name:	Jay M. Fuller
Title:	President

By:	/s/ Clay Strattmatter
Name:	Clay Strattmatter
Title:	V.P. Finance

EXHIBIT “A”

LEGAL DESCRIPTION OF LAND

A-1

EXHIBIT “B”

SITE PLAN

[TO BE ATTACHED]

B-1

EXHIBIT “C”

PROPOSED SPACE PLAN

C-1

EXHIBIT “D”

INTENTIONALLY OMITTED

D-1

EXHIBIT “E”

TENANT’S SIGNAGE PLANS

E-1

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (“Amendment”) is entered into as of December 4, 2002, by and between SORRENTO WATERIDGE PARTNERS, L.P., a California limited partnership (“Landlord”) and AMERICAN RESIDENTIAL INVESTMENT TRUST, INC., a Maryland corporation (“Tenant”), with reference to the following facts:

R E C I T A L S :

A.                                   Landlord and Tenant entered into that certain Lease dated September 2001 (the “Lease”), as amended by a First Amendment thereto dated November 29, 2001 (the “First Amendment”), for certain premises located with the project commonly known as “Wateridge Technology Center” (the “Demised Premises”), as more particularly described in the Lease. Capitalized terms used in this Amendment and not otherwise defined herein shall have meaning ascribed to them in the Lease.

B.                                     In accordance with Section 2.4 of the Lease (as set forth in the First Amendment), Tenant has delivered the Expansion Notice relating to Tenant’s right to expand into and lease the Infogate Premises.  Landlord and Tenant now desire to amend the Lease to confirm and document the revisions thereto resulting from the Expansion Notice.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.                                       Expansion of Demised Premises.  Commencing on December 1, 2002 (the “Expanded Premises Commencement Date”), the Demised Premises shall be the 23,985 rentable square feet originally demised under the Lease, plus Suite 200 in the Southern Building, consisting of 8,089 rentable square feet (the “Expanded Premises”) (for a total of 32,074 rentable square feet), plus Tenant’s non-exclusive rights to use the Common Areas, as more particularly provided in the Lease.  Landlord shall be responsible for causing Infogate to vacate the Expanded Premises, and shall deliver the Expanded Premises to Tenant in a vacant, broom-clean condition on the Expanded Premises Commencement Date.

2.                                       Base Rent.  The Base Rent for the Expanded Premises shall initially be $1,803 per rentable square foot.  On December 14, 2002, and every twelve (12) months thereafter during the Initial Term, the then-applicable Base Rent shall be increased by a factor of three percent (3%).  Base Rent for the Expanded Premises during the Option Term shall be as set forth in Section 3.2 of the Lease.

3.                                       Operating Expenses; Tenant’s Parking.  As of the Expanded Premises Commencement Date, Tenant’s Percentage and Tenant’s parking privileges shall be recalculated to reflect the increased size of the Demised Premises.  The “Base Year” for the Expanded Premises shall be the calendar year 2002.

4.                                       Commencement Date.  Landlord and Tenant hereby acknowledge that the Commencement Date of the Lease occurred on December 14, 2001.

5.                                       Counterparts.  This Amendment may be executed in multiple counterparts, all of which together shall constitute one and the same Amendment.

6.                                       Effect of Amendment.  This Amendment and all terms herein are effective as of the date hereof subject to the terms and conditions set forth herein.  Except as expressly amended hereby, all terms and conditions of the Lease shall continue in full force and effect throughout the Lease Term.  The Lease, as amended hereby and by the First Amendment, constitutes the entire agreement of the parties and no further modification of the Lease shall be binding or effective unless evidenced by an amendment in writing, signed by both Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

“Landlord”	SORRENTO WATERIDGE PARTNERS, L.P., a California limited partnership

	By:	Allen Development of Southern California LLC, a Delaware limited liability company, its General Partner

		By:	/s/ Kevin A. Noell
Name: Kevin A. Noell
Title: President

“Tenant”	AMERICAN RESIDENTIAL INVESTMENT TRUST, INC., a Maryland corporation

	By:	/s/ Judith A. Berry
	Name:	Judith A. Berry
	Title:	Executive Vice President

	By:	/s/ Clay Strittmatter
	Name:	Clay Strittmatter
	Title:	SENIOR VICE PRESIDENT

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